Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of February 28, 2005, by and among PROASSURANCE CORPORATION, a Delaware corporation ("PRA"), NCP MERGER CORPORATION, a Delaware corporation and a wholly-owned subsidiary of PRA ("NEWCO"), and NCRIC GROUP, INC., a Delaware corporation ("NCRIC").

                                   WITNESSETH:

         WHEREAS,  PRA is an insurance  holding company which provides,  through
its  insurance  subsidiaries,   medical  professional  liability  insurance  and
personal lines insurance; and

         WHEREAS, NCRIC is an insurance holding company which provides, through its subsidiaries, medical professional liability insurance and practice management and financial services to physicians and other health care providers; and

         WHEREAS, the Boards of Directors of PRA, NEWCO and NCRIC have determined that it is in the best interests of their respective companies and stockholders for PRA to acquire NCRIC through the consummation of the business combination transaction provided for in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows:

ARTICLE 1
                                   THE MERGER

     1.1 MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time (as defined in Section 1.2 of this Agreement), NCRIC shall merge with and into NEWCO (the "MERGER"). NEWCO shall be the surviving corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of NCRIC shall terminate.

     1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, and in connection with the Closing, a certificate of merger (the "CERTIFICATE OF MERGER") will be filed with the Secretary of State of Delaware pursuant to
Section 252 of the DGCL. The parties will make all other filings or recordings as may be required under the DGCL, and the Merger will become effective when the Certificate of Merger is filed in the office of the Secretary of State of Delaware, or at such later date or time as PRA and NCRIC agree and specify in the Certificate of Merger (the time the Merger comes effective being the "EFFECTIVE TIME").

     1.3 EFFECTS OF MERGER. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the DGCL. At the Effective Time, (i) all rights, franchises, licenses and interests of NCRIC in and to every type of property, real, personal and mixed, and all choses in action of NCRIC shall continue unaffected and uninterrupted by the Merger and shall accrue to NEWCO; (ii) all rights, franchises, licenses and interests of NEWCO in and to every type of property, real, personal and mixed, and all choses in action of NEWCO shall continue unaffected and uninterrupted by the Merger and shall accrue to NEWCO; (iii) all obligations and liabilities of NEWCO then outstanding shall remain obligations of NEWCO; (iv) all obligations and liabilities of NCRIC then outstanding shall become and be obligations of NEWCO; and (v) no action or proceeding then pending and to which NCRIC or NEWCO is a party shall be abated or discontinued but may be prosecuted to final judgment by NEWCO.

     1.4 NEWCO SHARES. At the Effective Time, all of the shares of NEWCO Common Stock (as defined in Section 4.3(b) of this Agreement) issued and outstanding prior to the Effective Time shall remain an issued and outstanding share of common stock of NEWCO and shall not be affected by the Merger. It is the intention of the parties that, immediately after the Effective Time, PRA shall own all of the issued and outstanding shares of Common Stock of NEWCO as the surviving corporation of the Merger.

     1.5 CONVERSION OF NCRIC COMMON STOCK.

          (a) Except as otherwise provided in this Agreement, and subject to the Market Adjustment pursuant to Section 1.5(b) hereof, each holder of record of the shares of the common stock, $0.01 par value per share, of NCRIC ("NCRIC COMMON STOCK") as of the Effective Time shall have the right to receive 0.25 (the "EXCHANGE RATIO") of a share of common stock of PRA, par value $0.01 per share ("PRA COMMON STOCK") for each share of NCRIC Common Stock (the "MERGER CONSIDERATION").

          (b) The Exchange Ratio shall be subject to adjustment if the MARKET VALUE (herein defined) of a share of PRA Common Stock is greater than $44.00 or less than $36.00. In each event, the Exchange Ratio shall be adjusted (the "MARKET ADJUSTMENT") so that each holder of the shares of NCRIC Common Stock as of the Effective Time shall have the right to receive such number of shares or fraction of a share (in ten thousandths; i.e., four decimal places) of PRA Common Stock in accordance with the following (references to the Exchange Ratio shall include the Exchange Ratio calculated to reflect the Market Adjustment, if any):

               (i) If the Market Value is greater than $44.00, the Exchange Ratio shall be such fraction of a share of PRA Common Stock as shall equal $11.00 divided by the Market Value; or

               (ii) If the Market Value is less than $36.00, the Exchange Ratio shall be such number of shares or fraction of a share as shall equal $9.00 divided by the Market Value.

               (iii) The term "MARKET VALUE" shall refer to an amount equal to the arithmetic average of the last reported sale prices of one share of PRA Common Stock as reported on the New York Stock Exchange the ten
          (10) trading days ending on the date preceding the Effective Time.


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

          (c) Each share of NCRIC Common Stock that is owned by NCRIC or any NCRIC Subsidiary shall automatically be cancelled and retired and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefore.

     1.6 NO FRACTIONAL SHARES. No certificates or scrip representing a fractional share of PRA Common Stock shall be issued upon the surrender of NCRIC Common Stock certificates for exchange; no dividend or distribution with respect to PRA Common Stock shall be payable on or with respect to any fractional share; and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of PRA. In lieu of any such fractional share, PRA shall pay to each former holder of NCRIC Common Stock who otherwise would be entitled to receive a fractional share of PRA Common Stock an amount in cash determined by multiplying the fractional share of PRA Common Stock to which such holder would otherwise be entitled by whichever of the following is applicable: (i) $40.00 if there is no Market Adjustment; or (ii) the Market Value if there is a Market Adjustment to the Exchange Ratio.

     1.7 STOCK OPTIONS.

     (a) Section 1.7 of the NCRIC Disclosure Schedule (as defined in Article 3 of this Agreement) lists (i) all stock options to purchase NCRIC Common Stock issued by NCRIC pursuant to the Stock Option Plan and the 2003 Stock Option Plan (the "NCRIC OPTION PLANS") that are outstanding on the date of this Agreement (collectively, the "NCRIC STOCK OPTIONS"), and (ii) all awards of shares of NCRIC Common Stock that are to be issued by NCRIC pursuant to its 2003 Stock Award Plan (the "NCRIC AWARD PLAN") that are outstanding on the date hereof
("NCRIC STOCK AWARDS"). Section 1.7 of the NCRIC Disclosure Schedule also sets forth, with respect to each NCRIC Stock Option, the option exercise price, the number of shares subject to the option, the date granted, vesting, and expiration of the option and indicates whether the option is either an incentive or a nonqualified stock option. Section 1.7 of the NCRIC Disclosure Schedule also sets forth with respect to each NCRIC Stock Award the number of shares subject to the Stock Awards and the date granted and the vesting schedule of the award. All NCRIC Stock Options are exercisable as of the date of this Agreement.

     (b) Each unexercised NCRIC Stock Option that is issued and outstanding at the Effective Time (a "CONTINUING NCRIC STOCK OPTION") shall be assumed by PRA and, except as provided in this Section 1.7(b), shall be continued in accordance with its terms and conditions as in effect immediately prior to the Effective Time. The holder of each Continuing NCRIC Stock Option shall have the election to either:

          (i) exchange his or her Continuing Stock Option for the right to acquire a number of shares of PRA Common Stock at the Effective Time on the following terms and conditions:

               (A) Each share of NCRIC Common Stock subject to a Continuing NCRIC Stock Option so exchanged shall be converted into shares of PRA Common Stock using the Exchange Ratio. The number of shares subject to each Continuing NCRIC Stock Option so exchanged shall be multiplied by said Exchange Ratio to determine the number of shares of PRA Common Stock subject to said Continuing NCRIC Stock Option; provided, however, that all fractional shares resulting from such determination shall be eliminated;

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

               (B) The exercise price for the shares of PRA Common Stock subject to a Continuing NCRIC Stock Option so exchanged shall be determined by dividing the Exchange Ratio into the exercise price of the shares of NCRIC Common Stock subject to said Continuing NCRIC Stock Option immediately prior to the Effective Time;

               (C) The NCRIC Option Plans shall be amended at the Effective Time to reserve for issuance pursuant to the Continuing NCRIC Stock Options, the number of shares of PRA Common Stock subject to the NCRIC Stock Options after the Effective Time, and to allow former members of the Board of Directors of NCRIC to continue to participate under the NCRIC Option Plans with respect to their Continuing NCRIC Stock Options during the term of the Consulting Agreement executed by the directors pursuant to Section 1.12 hereof; or

          (ii) surrender his or her Continuing NCRIC Stock Option at the Effective Time in exchange for a cash payment equal to the greater of either (A) the amount by which the Adjusted NCRIC Share Value (herein defined) exceeds the unadjusted exercise price for each share of NCRIC Common Stock subject to the Continuing Stock Option so surrendered as shown in Section 1.7(a) of the Disclosure Schedule or (B) $1.00 for each share of NCRIC Common Stock subject to the Continuing NCRIC Stock Option so surrendered. The term "ADJUSTED NCRIC SHARE VALUE" shall mean (i) that amount that is equal to 0.25 times the Market Value; (ii) $11.00 if there is a Market Adjustment because the Market Value is greater than $44.00; or
     (iii) $9.00 if there is a Market Adjustment because the Market Value is less than $36.00. A holder of a Continuing NCRIC Stock Option may elect to receive cash for any or all of his or her Continuing NCRIC Stock Options. Each holder of a Continuing NCRIC Stock Option shall make his or her cash election on an election form to be provided by PRA at least twenty (20) days prior to the Effective Time. The right to make an election to receive a cash payment for the shares of NCRIC Common Stock subject to a Continuing NCRIC Stock Option shall terminate on the Effective Time.

          (c) Each NCRIC Stock Award that is outstanding at the Effective Time ("CONTINUING NCRIC STOCK AWARD") shall be assumed by PRA and shall be continued in accordance with its terms as in effect immediately prior to the Effective Time. Each Continuing NCRIC Stock Award shall give the holder thereto the right to acquire a number of shares of PRA Common Stock to be determined by multiplying the Exchange Ratio by the number of shares of NCRIC Common Stock subject to a Continuing NCRIC Stock Award; provided that all fractional shares resulting therefrom shall be eliminated.

     1.8 MERGER TAX CONSEQUENCES. It is intended (i) that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"), and (ii) that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.


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

     1.9 NEWCO CERTIFICATE OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the Certificate of Incorporation of NEWCO then in effect shall be, and shall continue in effect as, the Certificate of Incorporation of NEWCO, as the surviving corporation in the Merger, until amended in accordance with applicable law; provided, however, that in connection with and as a result of the consummation of the Merger, the Certificate of Incorporation of NEWCO then in effect shall be amended so as to change the name of NEWCO to "NCRIC Corporation."

     1.10 NEWCO BYLAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of NEWCO then in effect shall be, and shall continue in effect as, the Bylaws of NEWCO, as the surviving corporation in the Merger, until amended in accordance with applicable law.

     1.11 NEWCO MANAGEMENT AND OFFICERS. At the Effective Time, the directors and officers of NEWCO, as the surviving corporation in the Merger, shall continue as the Board of Directors and Officers of NEWCO until their successors are elected and qualified.

     1.12 ADVISORY COMMITTEES.

          (a) PRA shall offer to each Person who, as of the date of this Agreement, is a member of the Board of Directors of NCRIC a Consulting and Noncompetition Agreement in form a substance reasonably acceptable to PRA (each a "CONSULTING AGREEMENT"), substantially in the form attached hereto as EXHIBIT
A. Pursuant to his or her Consulting Agreement, each such Person shall be paid a monthly consulting fee of $2,500 through December 31, 2006; provided, however, that no fees of any type shall be paid to such Person unless he or she shall have executed a Consulting Agreement. PRA shall cause each Person who executes a Consulting Agreement to be appointed to an advisory committee maintained by PRA or its Subsidiaries. The Advisory Committee shall provide advice as to the transition of NCRIC's business after the Merger.

          (b) It is the intention of the parties, subject to operating constraints, to maintain the NCRIC physician underwriting/claims committee that NCRIC has in the District of Columbia, Delaware, and Virginia (collectively, the "NCRIC ADVISORY COMMITTEES"). The members of the NCRIC Advisory Committees shall consist of those persons who are members thereof at the Effective Time and such other persons who are appointed to the NCRIC Advisory Committees thereafter. The NCRIC Advisory Committees shall provide advice as to underwriting and claims matters regarding medical professional liability insurance. Except for compensation pursuant to consulting agreements described in subparagraph (a) above, PRA shall fix the compensation of, and may change the membership of, the NCRIC Advisory Committees.

     1.13 PRA COMMON STOCK. At and after the Effective Time, each share of PRA Common Stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of PRA and shall not be affected by the Merger.


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

     1.14 PRA STOCK OPTIONS. At and after the Effective Time, each stock option granted by PRA to purchase shares of PRA Common Stock which is outstanding and unexercised immediately prior thereto shall continue to represent a right to acquire shares of PRA Common Stock and shall remain an issued and outstanding option to purchase from PRA shares of PRA Common Stock in the same amount and at the same exercise price subject to the terms of the PRA stock option plans under which they were issued and the agreements evidencing grants thereunder, and shall not be affected by the Merger.

     1.15 PRA CERTIFICATE OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the Certificate of Incorporation of PRA then in effect shall be, and shall continue in effect as, the Certificate of Incorporation of PRA until thereafter amended in accordance with applicable law.

     1.16 PRA BYLAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of PRA then in effect shall be, and shall continue in effect as, the Bylaws of PRA until thereafter amended in accordance with applicable law.

     1.17 PRA MANAGEMENT. The directors and officers of PRA shall be the Board of Directors and officers of PRA to serve until their successors are duly elected and qualified.

     1.18 INSURANCE OPERATIONS. It is the intention of the parties, subject to operating constraints, to maintain the NCRIC home office as a PRA regional office with a substantial number of staff positions for the conduct of insurance operations in the mid-Atlantic states after the Merger. PRA may, after the Closing Date, modify or change the operating structure in the exercise of its business judgment.

     1.19 ANTI-DILUTION PROVISIONS. In the event PRA changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of PRA Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding PRA Common Stock and the record date therefore shall be on or prior to the Effective Time, the Exchange Ratio (and the related collars of the Market Adjustment) shall be proportionately and appropriately adjusted, to reflect the economic substance of the event, in a manner that is mutually acceptable; provided, however, that no such adjustment shall be made with regard to PRA Common Stock if PRA issues additional shares of Common Stock and receives fair market value consideration for such shares.

                                   ARTICLE 2
                               EXCHANGE PROCEDURES

     2.1 EXCHANGE AGENT. Prior to the mailing of the Proxy Statement (as defined in Section 3.5(c) of this Agreement), PRA shall appoint a bank or trust company to act as an exchange agent who shall be reasonably acceptable to NCRIC (the "EXCHANGE AGENT") for the payment of the Merger Consideration. PRA shall pay the charges and expenses of the Exchange Agent.


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

     2.2 EXCHANGE PROCEDURES.

     (a) Prior to the Effective Time, PRA shall deposit with the Exchange Agent (or otherwise make available to the reasonable satisfaction of NCRIC and the Exchange Agent), for the benefit of the holders of shares of NCRIC Common Stock, for exchange through the Exchange Agent, the certificates representing shares of PRA Common Stock for the Merger Consideration (such shares of PRA Common Stock together with any dividends or distributions with respect to such shares with a record date after the Effective Time and any cash payable in lieu of any fractional shares pursuant to this Agreement being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to this Agreement in exchange for outstanding shares of NCRIC Common Stock.

     (b) Promptly after the Effective Time, but no later than five (5) business days following the Effective Time, PRA will send or cause to be sent to each person who was a record holder of NCRIC Common Stock immediately before the Effective Time transmittal materials for exchanging the certificates representing NCRIC Common Stock ("OLD CERTIFICATES") for certificates representing PRA Common Stock ("NEW CERTIFICATES"). Upon surrender of the Old Certificate for cancellation to the Exchange Agent, together with the duly executed transmittal materials, and such other documents as the Exchange Agent may reasonably require, the holder of such Old Certificate shall be entitled to receive in exchange therefore a certificate representing that number of New Certificates which such holder has the right to receive in respect of the Old
Certificates surrendered pursuant to the provisions of this Section 2.2 (after taking into account all shares of NCRIC Common Stock then held by such holder) and any check in respect of dividends or distributions or for fractional shares that the holder will be entitled to receive (without interest), and the Old Certificates so surrendered shall forthwith be cancelled. Neither PRA nor the surviving corporation of the Merger shall be obligated to deliver the Merger Consideration to which any former record holder of NCRIC Common Stock is entitled as a result of the Merger until such record holder surrenders his or her certificate or certificates representing the shares of NCRIC Common Stock for exchange as provided in this Section 2.2.

     (c) At the Effective Time, the stock transfer books of NCRIC shall be closed as to holders of NCRIC Common Stock immediately prior to the Effective Time, and no transfer of NCRIC Common Stock by any such record holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of this Section 2.2, each certificate theretofore representing shares of NCRIC Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration provided in this Agreement in exchange therefore. To the extent permitted by law, former stockholders of record of NCRIC Common Stock shall be entitled to vote after the Effective Time at any meeting of the PRA stockholders the number of shares of PRA Common Stock into which their respective shares of NCRIC Common Stock are converted, regardless of whether such holders have exchanged their certificates for NCRIC Common Stock for certificates representing the PRA Common Stock.

     (d) Any other provision of this Agreement notwithstanding, none of PRA, the surviving corporation of the Merger, and the Exchange Agent shall be liable to a holder of NCRIC Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.


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


     2.3 LOST OR STOLEN CERTIFICATES. If any holder of NCRIC Common Stock convertible into the right to receive shares of the PRA Common Stock is unable to deliver the certificate which represents such shares, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the Merger Consideration to which the holder is entitled for such shares upon presentation of the following: (i) evidence to the reasonable satisfaction of the Exchange Agent and PRA that any such certificate has been lost, wrongfully taken or destroyed; (ii) such security or indemnity as may be reasonably requested by the Exchange Agent or PRA to indemnify and hold PRA and the Exchange Agent harmless; and (iii) evidence satisfactory to the Exchange Agent and PRA that such person is the owner of the shares theretofore represented by each certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such certificate for exchange pursuant to this Agreement.

     2.4 DIVIDENDS AND OTHER DISTRIBUTIONS. Whenever a dividend or other distribution is declared on the PRA Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of the PRA Common Stock issuable to holders of NCRIC Common Stock under this Agreement. Notwithstanding the preceding sentence, any person holding any certificate for NCRIC Common Stock after the Effective Time shall not be entitled to receive any dividend or other distribution payable after the Effective Time to holders of the PRA Common Stock, which dividend or other distribution is attributable to such person's NCRIC Common Stock until such person surrenders said certificate for NCRIC Common Stock for exchange as provided in Section 2.2 of this Agreement. However, upon surrender of such certificate, the PRA Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) shall be delivered and paid (without interest) with respect to each share represented by such certificate for NCRIC Common Stock.

     2.5 EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of NCRIC Common Stock for six months after the Effective Time shall be delivered to PRA, upon demand, and any holders of NCRIC Common Stock who have not theretofore complied with this Agreement shall thereafter look only to PRA for payment of their claim for any shares of PRA Common Stock, any cash in lieu of fractional shares and any dividends or distributions with respect to PRA Common Stock.

     2.6 WITHHOLDING. PRA or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated thereby to any holder of NCRIC Common Stock such amounts as PRA (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by PRA or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the NCRIC Common Stock in respect of whom such deduction and withholding were made by PRA or the Exchange Agent.



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

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF NCRIC
         NCRIC represents and warrants to PRA that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Article), except (i) as set forth in the disclosure schedule delivered by NCRIC to PRA on the date hereof and initialed by the parties (the "NCRIC DISCLOSURE SCHEDULE"), or (ii) for any changes to the NCRIC Disclosure Schedule that are disclosed by NCRIC to PRA in accordance with Section 6.9(b) of this Agreement, or (iii) to the extent such representations and warranties speak as of an earlier date. Nothing in the NCRIC Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the NCRIC Disclosure Schedule identifies the exception with reasonable particularity. The NCRIC Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article; provided, however, (i) that each exception set forth in the NCRIC Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of the NCRIC Disclosure Schedule corresponding to a Section in this Article 3, and (ii) the mere inclusion of an exception in the NCRIC Disclosure Schedule shall not be deemed an admission by NCRIC that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.

     3.1 CORPORATE ORGANIZATION. NCRIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NCRIC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 9.18(a) of this Agreement) on NCRIC.

     3.2 SUBSIDIARIES.

     (a) Section 3.2(a) of the NCRIC Disclosure Schedule sets forth the name and state of incorporation or organization of each Subsidiary (as defined in Section 9.18(a) of this Agreement) of NCRIC (the "NCRIC SUBSIDIARIES"). Each NCRIC Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on NCRIC, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     (b) Section 3.2(b) of the NCRIC Disclosure Schedule identifies the NCRIC Subsidiaries that offer insurance and the states or other jurisdictions in which they are authorized or licensed to conduct business, and the type of insurance products that they are authorized or licensed to offer in each such state (the "NCRIC INSURANCE SUBSIDIARIES"). No NCRIC Insurance Subsidiary offers any insurance products in any jurisdiction where it is neither authorized nor licensed to offer such insurance products. The business of each NCRIC Insurance Subsidiary has been and is being conducted in compliance with all of its licenses in all material respects. All of such licenses are in full force and effect and there is no proceeding or investigation pending or, to the knowledge of NCRIC, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of such license.

     (c) Except as set forth in Section 3.2(c) of the NCRIC Disclosure Schedule, NCRIC is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the NCRIC Subsidiaries. There are no irrevocable proxies granted by NCRIC or any NCRIC Subsidiary with respect to such shares. There are no equity securities of any of the NCRIC Subsidiaries that are or may become required to be issued by reason of any option, warrants, scrip, rights, to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any of the NCRIC Subsidiaries except shares of the NCRIC Subsidiaries issued to other wholly owned NCRIC Subsidiaries. There are no contracts, commitments, understandings or arrangements by which any of the NCRIC Subsidiaries is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of the shares of the NCRIC Subsidiaries described in the first sentence of this Section 3.2(c) are validly issued, fully paid and nonassessable and free of preemptive rights, and are owned by NCRIC or a NCRIC Subsidiary free and clear of any and all Liens (as defined in Section 9.18(a) of this Agreement) and free and clear of any claim, right or option to acquire any such shares.

     (d) No NCRIC Subsidiary is the record or beneficial owner of any shares of NCRIC Common Stock.

     3.3 CORPORATE AFFAIRS.

     (a) NCRIC has made available to PRA correct and complete copies of the Certificate of Incorporation and Bylaws of NCRIC and each of the NCRIC Subsidiaries (as amended to date). NCRIC has made available to PRA all of the minute books containing the records of the meetings of the stockholders, the board of directors and any committee of the board of directors of NCRIC and each of the NCRIC Subsidiaries (except for confidential portions of such minutes relating to the Merger, but provided that the availability of such information is subject to Section 6.3 of this Agreement). The minute books of NCRIC and the NCRIC Subsidiaries reflect all of the material actions taken by each of their respective Boards of Directors (including each committee thereof) and stockholders. NCRIC has made available to PRA all of the stock ledgers of NCRIC and the NCRIC Subsidiaries.

     (b) The books and records of NCRIC and each of the NCRIC Subsidiaries (i) are and have been properly prepared and maintained in form and substance adequate for preparing audited consolidated financial statements, in accordance with generally accepted accounting principles in the United States consistently applied ("GAAP") and any other applicable legal and accounting requirements,
(ii) reflect only actual transactions, and (iii) fairly and accurately reflect all assets and liabilities of NCRIC and each of the NCRIC Subsidiaries and all contracts and other transactions to which NCRIC or any of the NCRIC Subsidiaries is or was a party or by which NCRIC or any of the NCRIC Subsidiaries or any of their respective businesses or assets is or was affected.

     (c) The minute books and stock ledgers of NCRIC accurately and completely list and describe all issuances, transfers and cancellations of shares of capital stock of NCRIC. The minute books and stock ledgers of each NCRIC Subsidiary accurately and completely list and describe all issuances, transfers and cancellations of shares of capital stock of such NCRIC Subsidiary.

     3.4 CAPITALIZATION.

     (a) The authorized capital stock of NCRIC consists of 13,000,000 shares, with said shares divided into two classes. One class of said shares consists of 1,000,000 shares of preferred stock and the other class of said shares consists of 12,000,000 shares of NCRIC Common Stock. As of December 31, 2004, no shares of such preferred stock and 6,892,517 shares of NCRIC Common Stock were issued and outstanding and no shares of such preferred stock and 56,134 shares of NCRIC Common Stock were held in treasury. All of the issued and outstanding shares of NCRIC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of the date of this Agreement, and except pursuant to the terms of this Agreement, the NCRIC Options Plans and the 2003 NCRIC Award Plan, NCRIC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of NCRIC Common Stock or any other equity securities of NCRIC or any securities representing the right to purchase or otherwise receive any shares of NCRIC Common Stock or any other equity securities of NCRIC. As of December 31, 2004 no shares of NCRIC Common Stock were reserved for issuance, except for 427,838 shares reserved for issuance upon the exercise of NCRIC Stock Options outstanding under the NCRIC Option Plans. Since January 1, 2005, NCRIC has not issued any shares of NCRIC Common Stock or other equity securities of NCRIC, or any securities convertible into or exercisable for any shares of NCRIC Common Stock or other equity securities of NCRIC, other than as contemplated by this Agreement or pursuant to the exercise of stock options issued under the NCRIC Option Plans granted prior to such date.

     (b) Section 3.4(b) of the NCRIC Disclosure Schedule sets forth a complete list of (i) the officers and directors of NCRIC and each NCRIC Subsidiary, (ii) the percentage of the outstanding voting stock of such NCRIC Subsidiary owned or controlled, directly or indirectly, by NCRIC, and (iii) the percentage of the outstanding voting stock of such NCRIC Subsidiary owned or controlled, directly or indirectly, by one or more of the other Subsidiaries of NCRIC. Except as set forth in Section 3.4(b) of the NCRIC Disclosure Schedule, NCRIC does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practices.

     3.5 AUTHORITY; NO VIOLATION; CONSENTS AND APPROVALS.

     (a) NCRIC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of NCRIC. The Board of Directors of NCRIC has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the stockholders of NCRIC for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of NCRIC Common Stock, no other corporate proceedings on the part of NCRIC are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by NCRIC and (assuming due authorization, execution and delivery by NEWCO and PRA and the receipt of all Requisite Regulatory Approvals (as defined in Section 7.1(d) of this Agreement)) constitutes a valid and binding obligation of NCRIC, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity. On or prior to the date of this Agreement, the Board of Directors of NCRIC received the oral opinion of Sandler, O'Neil & Partners, L.P. that the Merger Consideration is fair to the stockholders of NCRIC from a financial point of view.

     (b) Neither the execution and delivery of this Agreement by NCRIC nor the consummation by NCRIC of the transactions contemplated by this Agreement, nor compliance by NCRIC with any of the terms or provisions of this Agreement, will
(i) violate any provision of the Certificate of Incorporation or Bylaws of NCRIC or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 3.5(c) of this Agreement are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NCRIC or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of NCRIC under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NCRIC is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (y) above) as set forth in Section 3.5(b)(ii)(y) of the NCRIC Disclosure Schedule, or for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on NCRIC.

     (c) Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Insurance Regulators (as defined in Section 9.18(a) of this Agreement) pursuant to the Insurance Laws (as defined in Section 9.18(a) of this Agreement), with respect to the transactions contemplated by this Agreement, (ii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of stockholders of NCRIC to be held in connection with this Agreement and the transactions contemplated by this Agreement (the "PROXY STATEMENT") and the registration statement on Form S-4 in which the Proxy Statement will be included as a prospectus (the "S-4"), (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (iv) the filing of a notification and report form (the "HSR ACT REPORT") with the Pre-Merger Notification Office of the Federal Trade Commission and with the Antitrust Division of the Department of Justice (collectively, the "PRE-MERGER NOTIFICATION AGENCIES") pursuant to the Hart-Scott-Rodino Anti-Trust
Improvements Act, as amended, and the rules and regulations thereunder (collectively, the "HSR ACT"), (v) any consents, authorizations, orders and approvals required under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "SECURITIES Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "EXCHANGE ACT"), and the HSR Act, (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization (including, without limitation, the National Association of Insurance Regulators (the "NAIC"), the New York Stock Exchange, the National Association of Securities Dealers, Inc. (the "NASD") and the Nasdaq National Market) (each, an "SRO"), or which are required under the Insurance Laws and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of PRA Common Stock pursuant to this Agreement, and (viii) the approval of this Agreement by the requisite votes of the stockholders of NCRIC and the stockholder of NEWCO, no consents or approvals of or filings or registrations with any Governmental Authority (as defined in Section 9.18(a) of this Agreement), or with any other Person (as defined in
Section 9.18(a) of this Agreement) are necessary in connection with the execution and delivery by NCRIC of this Agreement or the consummation by NCRIC of the transactions contemplated by this Agreement.

     (d) No stockholder of NCRIC or any NCRIC Subsidiary shall have any pre-emptive rights under applicable law with respect to, or as a result of, the transactions contemplated by this Agreement (including the Merger).

     3.6 INSURANCE REPORTS.

     (a) "NCRIC SAP STATEMENTS" means (i) the annual statutory statements of each of the NCRIC Insurance Subsidiaries filed with any Insurance Regulator for each of the years ended December 31, 2003, 2002 and 2001 and each calendar year ending after December 31, 2003, (ii) the quarterly statutory statements of each of the NCRIC Insurance Subsidiaries filed with any Insurance Regulator for each quarterly period in 2004 and for each quarterly period ending after the date of this Agreement, and (iii) all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection with such annual statutory statements and quarterly statutory statements.

     (b) All  such  NCRIC  SAP  Statements  were  and  will be  prepared  (i) in conformity with statutory accounting practices prescribed or permitted by the Insurance Regulators consistently applied ("SAP") and (ii) in accordance with the books and records of NCRIC and the NCRIC Insurance Subsidiaries. The NCRIC SAP Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present, and will present, fairly in all material respects the statutory financial condition and results of operations of the NCRIC Insurance Subsidiaries for the dates and periods indicated and are consistent with the books and records of the NCRIC Insurance Subsidiaries (which books and records are correct and complete in all material respects). The annual statutory balance sheets and income statements included in the NCRIC SAP Statements have been, and will be, where required by Insurance Laws, audited by an independent accounting firm of recognized national reputation. In accordance with Section 3.6(b) of the NCRIC Disclosure Schedule, NCRIC has made available to PRA true and complete copies of all of the NCRIC SAP Statements and all audit opinions related thereto.

     (c) Since December 31, 2000 NCRIC and each NCRIC Subsidiary (i) have filed or submitted with all applicable Insurance Regulators, all registration statements, notices and reports, together with all exhibits and amendments thereto under the Insurance Laws applicable to insurance holding companies (the "NCRIC HOLDING COMPANY ACT Reports"), (ii) have filed all NCRIC SAP Statements,
(iii) have filed all other reports and statements, together with all amendments and supplements thereto, required to be filed with any Insurance Regulator under the Insurance Laws, and (iv) have paid all fees and assessments due and payable by them under the Insurance Laws. Section 3.6(c) to the NCRIC Disclosure Schedule sets forth a list of, and NCRIC has made available to PRA, accurate and complete copies of, all NCRIC SAP Statements, NCRIC Holding Company Act Reports and all other reports and statements filed by NCRIC or any of the NCRIC Subsidiaries with any Insurance Regulator for periods ending and events occurring, after December 31, 2000 and prior to the Closing Date (as defined in
Section 9.1 of this Agreement), and the latest requests for approval of a rate increase in each state or other jurisdiction that a NCRIC subsidiary writes insurance. All such NCRIC SAP Statements, NCRIC Holding Company Act Reports and other reports and statements complied with the Insurance Laws when filed and, as of their respective dates, contained all information required under the
Insurance Laws and did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No deficiencies have been asserted by any Governmental Authority with respect to such NCRIC SAP Statements, NCRIC Holding Company Act Reports and other reports and statements.

     (d) Except for normal examinations conducted by a Governmental Authority in the regular course of the business of NCRIC and its Subsidiaries, and except as set forth in Section 3.6(d) of the NCRIC Disclosure Schedule, no Governmental Authority has initiated any proceeding or investigation into the business or operations of NCRIC, any NCRIC Subsidiary, or any director or officer of NCRIC or any NCRIC Subsidiary, since December 31, 2000. There is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any examinations of NCRIC or any of its Subsidiaries.

     (e) Section 3.6(e) of the NCRIC Disclosure Schedule lists all financial examinations that any Insurance Regulator has conducted with respect to NCRIC or any of the NCRIC Insurance Subsidiaries since December 31, 2000. NCRIC has made available to PRA correct and complete reports issued by the applicable Insurance Regulator with respect to such financial examinations. There are no regulatory examinations of NCRIC or any of the NCRIC Insurance Subsidiaries currently in process.

     (f) Neither NCRIC nor any NCRIC Subsidiary has received from any Person any Notice on Form A or such other form as may be prescribed under applicable law indicating that such Person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to enter into or has entered into any agreement to exchange securities for, or intends to acquire or has acquired (in the open market or otherwise), any voting security of NCRIC, if after the consummation thereof such Person would directly or indirectly be in control of NCRIC.

     3.7 SEC REPORTS; FINANCIAL STATEMENTS.

     (a) NCRIC has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2001. Section 3.7(a) of the NCRIC Disclosure Schedule lists, and NCRIC has delivered to PRA (except to the extent available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") two days prior to the date of this Agreement) copies in the form filed with the SEC of
(i) NCRIC's Regulation Statement on Form S-1 effective May 14, 2003 (SEC File No. 333-104023); (ii) NCRIC's Annual Reports on Form 10-K for each fiscal year of NCRIC commencing after December 31, 2000, (iii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of NCRIC commencing after January 1, 2001, (iv) all proxy statements relating to NCRIC's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since January 1, 2001,
(v) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), and
(y) Rule  13a-14  or  15d-14  under the  Exchange  Act or (z) 18 U.S.C.  ss.1350
(Section 906 of the Sarbanes-Oxley Act of 2002 ("SOX")) with respect to any report referred to in clause (i) or (ii) of this sentence, (vi) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to PRA pursuant to this Section 3.7(a)) filed by NCRIC with the SEC since January 1, 2001 (the forms, reports, registration statements and other documents referred to in causes (i), (ii), (iii), (iv) and (v) of this sentence are, collectively, the "NCRIC SEC REPORTS" and, to the extent available in full without redaction on the SEC's web site through EDGAR two days prior to the date of this Agreement, are, collectively, the "NCRIC FILED SEC REPORTS"), and (vi) all comment letters received by NCRIC from the Staff of the SEC since January 1, 2001 and all responses to such comment letters by or on behalf of NCRIC.

     (b) Except as set forth in Section 3.7(b) of the NCRIC Disclosure Schedule, the NCRIC SEC Reports (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, in all material respects, and (ii) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of NCRIC is or has been required to file any form, report, registration statement or other document with the SEC. As used in this Section 3.7, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

     (c) NCRIC has established and maintains disclosure controls and procedures (as such term is defined in Section 13(b)(2)(B) and Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures: (i) are designed to ensure that material information relating to NCRIC and its Subsidiaries is made known to NCRIC's chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which NCRIC's reports and filings under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the most recent annual period reported to the SEC, and (iii) are effective to perform the functions for which they were established. Neither the auditors of NCRIC nor the Audit Committee of the Board of Directors of NCRIC have been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Section 13(b)(2)(B) and Rules 13d-15(d) and 15d-15(d) of the Exchange Act) of NCRIC and its Subsidiaries which could adversely affect NCRIC's ability to record, process, summarize and report financial data, and (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of NCRIC and its Subsidiaries. Since the date of the most recent evaluation of such internal controls over financial reporting and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could significantly affect such internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (d) The financial statements of NCRIC and its Subsidiaries included in the NCRIC SEC Reports (including the related notes) (i) did or will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), (ii) were or will be prepared in accordance with GAAP (except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto), and (iii) did or will fairly present the consolidated financial condition of NCRIC and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any NCRIC SEC Reports to be filed subsequent to the date hereof are not reasonably expected to be, material in amount or effect). Except
(x) as reflected in NCRIC's unaudited balance sheet at September 30, 2004, or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), (y) as reflected in NCRIC's unaudited draft of the consolidated balance sheet at December 31, 2004 included in Section 3.7(d) of the Disclosure Schedule (the "2004 NCRIC BALANCE SHEET"), or (z) for liabilities incurred in the ordinary course of business since December 31, 2004 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither NCRIC nor any NCRIC Subsidiary has any material liabilities or obligations of any nature.

     (e) Since July 31, 2002, each NCRIC Filed SEC Report which included financial statements was accompanied by the certifications of NCRIC's chief executive officer and chief financial officer as required under Sections 302 and 906 of SOX.

     (f) Section 3.7(f) of the NCRIC Disclosure Statement lists, and NCRIC has delivered to PRA copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) effected by NCRIC or its Subsidiaries since December 31, 1999.

     (g) Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements of NCRIC and its subsidiaries included in NCRIC SEC Reports (including the related notes), is and has been throughout the periods covered by such financial statements (with respect to (i) and (ii) below, for the periods required by SOX) (i) a registered public accounting firm (as defined in Section 2(a)(12) of SOX), (ii) "independent" with respect to NCRIC within the meaning of Regulation S-X, and (iii) in compliance with subsections (g) through
(l) of Section 10A of the Exchange Act and the Public Company Accounting Oversight Board. Section 3.7(g) of the NCRIC Disclosure Schedule lists all non-audit services performed by Deloitte & Touche LLP for NCRIC and each NCRIC Subsidiary for each year commencing after December 31, 2002.

     (h) NCRIC and each NCRIC Subsidiary maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls over financial reporting which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of NCRIC and to maintain accountability for the consolidated assets of NCRIC; (iii) access to assets is permitted only in accordance with management's authorization; (iv) the reporting of assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

     3.8 ACCOUNTS RECEIVABLE. All accounts receivable of NCRIC and each NCRIC Subsidiary are reflected properly on their respective books and records, are valid receivables subject to no set offs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at the recorded amounts, subject only to a reasonable reserve for bad debts.

     3.9 BROKER'S FEES. Except as set forth in Section 3.9 of the NCRIC Disclosure Schedule, none of NCRIC, the NCRIC Subsidiaries and their respective officers and directors, has employed any broker or finder or incurred any liability for any broker's fees or commissions, or investment banker fees or commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

     3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS.

     (a) Except for (i) those liabilities and obligations that are fully reflected or reserved against on the 2004 NCRIC Balance Sheet, (ii) those liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2004, and (iii) coverage and other claims (other than bad faith claims) made with respect to insurance policies issued by any NCRIC Insurance Subsidiary for which adequate claims reserves have been established, or otherwise disclosed in Section 3.10(a) of the NCRIC Disclosure Schedule, neither NCRIC nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), that, either individually or in the aggregate, would have a Material Adverse Effect on NCRIC, and, there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation. Except as disclosed in the NCRIC SEC Reports filed prior to the date of this Agreement, since December 31, 2004, NCRIC and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course theretofore conducted.

     (b) Since December 31, 2004, and except as set forth in Section 3.10(b) of the NCRIC Disclosure Schedule, neither NCRIC nor any of its Subsidiaries has (except as required by applicable law): (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2004, (ii) granted any stock options or severance or termination pay, entered into any contract to make or grant any stock options or severance or termination pay, or paid any bonuses, or (iii) suffered any strike, work stoppage, slowdown, or other labor disturbance.

     (c) Since September 30, 2004, and except as set forth in Section 3.10(c) of the NCRIC Disclosure Schedule, there has not been: (i) any change in the financial condition, assets, liabilities, prospects (financial and otherwise) or business of NCRIC or any NCRIC Subsidiary, which, either individually or in the aggregate, has had or would have a Material Adverse Effect on NCRIC; (ii) any material change in any method of accounting or accounting principals or practice by NCRIC or any NCRIC Subsidiary, except as required by GAAP or SAP and disclosed in the notes to the unaudited financial statements of NCRIC and the NCRIC Subsidiaries; (iii) any material change in the actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of NCRIC or any NCRIC Insurance
Subsidiary; (iv) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of NCRIC or any NCRIC Subsidiary; (v) any declaration or payment of any dividends or distribution of any kind in respect of any of the capital stock of NCRIC or any NCRIC Subsidiary; (vi) any direct or indirect redemption, purchase or other acquisition by NCRIC or any NCRIC Subsidiary of any of the capital stock of NCRIC or any NCRIC Subsidiary; (vii) any discharge or cancellation, whether in part or in whole, of any indebtedness owed by NCRIC or any NCRIC Subsidiary to any Person, except reimbursement to employees of ordinary business expenses or other debts arising in the ordinary course of business; (viii) any sale or transfer or cancellation of any of the assets, properties, or claims of NCRIC or any NCRIC Subsidiary, except in the ordinary course of business; (ix) any sale, assignment or transfer of any trademarks, trade names, or other intangible assets of NCRIC or any NCRIC Subsidiary; (x) except as set forth in Section 3.10(c) of the NCRIC Disclosure Schedule, any material amendment to or termination of any material contract, agreement, instrument or license to which NCRIC or any NCRIC Subsidiary is a party; or (xi) any other event or condition of any character materially and adversely affecting the business or properties of NCRIC or any NCRIC Subsidiary.

     3.11 LEGAL PROCEEDINGS AND JUDGMENTS.

     (a) Except as set forth in Section 3.11(a) of the NCRIC Disclosure Schedule, neither NCRIC nor any NCRIC Subsidiary is a party to any, and there are no pending or, to the knowledge of NCRIC, threatened, legal, administrative, arbitral or other inquiries, proceedings, claims (whether asserted or unasserted), actions or governmental or regulatory or SRO investigations of any nature (including noncontractual claims, bad faith claims and claims against any directors or officers of NCRIC or any NCRIC Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by any NCRIC Insurance Subsidiary for which adequate claims reserves have been established) against NCRIC, any NCRIC Subsidiary, any of their respective businesses or assets, any assets of any other Person which are used in any of the business or operations of NCRIC or any NCRIC Subsidiary, any directors or officers of NCRIC or any NCRIC Subsidiary, or the transactions contemplated by this Agreement, or challenging the validity or propriety of the transactions contemplated by this Agreement, and to the knowledge of NCRIC Subsidiaries there is no basis for any such proceedings, claims, actions or investigations.

     (b) Except for the 2004 Judgment and as set forth in Section 3.11(b) of the NCRIC Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction (including noncontractual claims, bad faith claims and claims against any directors or officers of NCRIC or any NCRIC Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by any NCRIC Insurance Subsidiary for which adequate claims reserves have been established) imposed upon NCRIC, any NCRIC Subsidiary or the assets of NCRIC or any NCRIC Subsidiary.

     (c) Except as set forth in Section 3.11(c) of the NCRIC Disclosure Schedule, no breach of contract, breach of fiduciary duties under ERISA, bad faith, breach of warranty, tort, negligence, infringement, fraud, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the knowledge of NCRIC, threatened against NCRIC or any NCRIC Subsidiary, nor is there any basis for any such claim.

     (d) As to each matter (if any) described on Section 3.11(c) of the NCRIC Disclosure Schedule, accurate and complete copies of all relevant pleadings, judgments, orders and correspondence have been made available to PRA.

     (e) Except for each matter (if any) described on Section 3.11(d) of the NCRIC Disclosure Schedule, no legal, administrative, arbitral or other inquiries, proceedings, claims, actions or governmental or regulatory or SRO investigations alleging violations of Federal securities laws (including the Securities Act and the Exchange Act) have been filed against NCRIC, any NCRIC Subsidiary or any director or officer of NCRIC or any NCRIC Subsidiary and not dismissed with prejudice.

     3.12 INSURANCE.

     (a) Except as set forth in Section 3.12(a) of the NCRIC Disclosure Schedule, NCRIC and the NCRIC Subsidiaries maintain policies of general liability, fire and casualty, automobile, directors and officers, errors and omissions, fiduciary, and other forms of insurance (the "NCRIC INSURANCE POLICIES") in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of NCRIC and the NCRIC Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the knowledge of NCRIC, the activities and operations of NCRIC and the NCRIC Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     (b) No issuer of the NCRIC Insurance Policies has issued a reservation-of-rights letter, or entered into a nonwaiver agreement, or otherwise denied or limited coverage (in whole or in part), under any of the NCRIC Insurance Policies, and no declaratory judgment has been sought by any Person or entered by any court of competent jurisdiction that denies or limits coverage (in whole or in part) under any of the NCRIC Insurance Policies.

     3.13 TAXES AND TAX RETURNS.

     (a) As used in this Agreement: "TAX" or "TAXES" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, profits, franchise, license, ad valorem, profits, gains, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, stamp, occupation, premium, social security (or similar), unemployment, disability, real property, personal property, sales, use, registration, alternative or add on minimum, estimated, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon). "TAX RETURN" or "TAX RETURNS" means any and all returns, declarations, claims for refunds, reports, information returns and information statements (including, without limitation, Form 1099, Form W-2 and W-3, Form 5500, and Form 990) with respect to Taxes filed, or required to be filed, by any Person or any Subsidiary of such Person with the IRS or any other Governmental Authority or tax authority or agency, whether domestic or foreign (including consolidated, combined and unitary tax returns).

     (b) NCRIC and the NCRIC Subsidiaries have duly filed all Tax Returns required to be filed by them on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made sufficient provisions for the payment of all Taxes shown thereon as owing on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of their properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than Taxes which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 3.6(a) of this Agreement. Neither NCRIC nor any NCRIC Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Return or tax assessment or deficiency other than extensions that are automatically granted by the taxing authorities upon filing on application therefore. The unpaid Taxes of NCRIC and the NCRIC Subsidiaries do not exceed the reserve for tax liability set forth on the 2004 NCRIC Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of NCRIC in filing its returns. No claim has been made since December 31, 1999 by an authority in a jurisdiction where NCRIC or any NCRIC Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (c) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the knowledge of NCRIC, threatened against or with respect to NCRIC or any NCRIC Subsidiary in respect of any material Tax. NCRIC and each NCRIC Subsidiary in connection with amounts paid or owed to any employee, independent contractor, creditor, stockholder or other third party have complied with applicable tax withholding in all material respects. NCRIC and each NCRIC Subsidiary have reported such withheld amounts to the appropriate taxing authority and to each such employee, independent contractor, creditor, stockholder or other third party as required by applicable law.

     (d) There are no Tax Liens upon any property or assets of NCRIC or its Subsidiaries except Liens for current Taxes not yet due. Neither NCRIC nor any NCRIC Subsidiary has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by NCRIC or any NCRIC Subsidiary, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the financial statements described in Section 3.7(a) of this Agreement, neither NCRIC nor any NCRIC Subsidiary has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code. Neither NCRIC nor any NCRIC Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than such agreements as exist by and among themselves). Neither NCRIC nor any NCRIC Subsidiary has ever been a member of an affiliated group of corporations within the meaning of
Section 1504 of the Code other than as a common parent corporation. Neither NCRIC nor any NCRIC Subsidiary is liable for the Taxes of any person under
Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise. During the five (5) year period ending on the date hereof, neither NCRIC nor any NCRIC Subsidiary was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code. Neither NCRIC nor any NCRIC Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes. NCRIC's basis and excess loss account, if any, in each NCRIC Subsidiary is set forth in Section 3.13(d) of the NCRIC Disclosure Schedule.

     (e) Except as set forth in Section 3.13(e) of the NCRIC Disclosure Schedule, any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of NCRIC or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or NCRIC Benefit Plan (as defined in Section 3.14 of this Agreement) currently in effect will not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     (f) There has been no disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by NCRIC or any NCRIC Subsidiary under any contract, plan, program, arrangement or understanding.

     (g) To the knowledge of NCRIC, there is no dispute or claim concerning any tax liability of NCRIC or any NCRIC Subsidiary except as disclosed in Section 3.13(g) of the NCRIC Disclosure Schedule. Section 3.13(g) of the NCRIC Disclosure Schedule identifies the last Tax Returns that have been audited by the taxing authority with whom they were filed, and indicates those Tax Returns that currently are the subject of an audit procedure or that NCRIC or any NCRIC Subsidiary has received notice will be subject to an audit procedure. NCRIC has made available to PRA correct and complete copies of all federal income tax returns (including amendments thereto) of, all examination reports of, and statements of deficiencies assessed against or agreed to by, NCRIC or any NCRIC Subsidiary since December 31, 1999.

     3.14 EMPLOYEE PLANS; LABOR MATTERS.

     (a) Section 3.14(a) of the NCRIC Disclosure Schedule sets forth a true and complete list of all of the Employee Plans (as defined in Section 9.18) for employees of NCRIC and any NCRIC Subsidiary ("NCRIC EMPLOYEE PLANS"). Except with respect to the NCRIC Employee Plans, neither NCRIC nor any NCRIC Subsidiary sponsors, maintains or contributes to, or has any ongoing obligation or liability whatsoever with respect to: (i) any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) any other program, plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, sick pay, deferred compensation, pension, profit sharing, post-employment, retirement, payroll savings, stock option, stock purchase, group insurance, self insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever including those for the benefit of former employees. Neither NCRIC nor any NCRIC Subsidiary has any agreement, arrangement, commitment, or understanding, whether legally binding or not, to create any additional NCRIC Employee Plan or to continue, modify, change, or terminate, in any material respect, any NCRIC Employee Plan. PRA may modify, amend and/or terminate any NCRIC Employee Plan after the Effective Time, subject to applicable law and the terms of such NCRIC Employee Plan.

     (b) NCRIC has heretofore delivered or made available to PRA true and complete copies of each NCRIC Employee Plan and certain related documents, including: (i) the plan document and the related trust agreement or annuity contract for such NCRIC Employee Plan; (ii) the summary plan description and material employee communication document for such NCRIC Employee Plan; (iii) the actuarial report for such NCRIC Employee Plan (if applicable) for each of the last two years; (iv) all determination letters from the IRS (if applicable) for such NCRIC Employee Plan; (v) all insurance policies relating thereto and any written materials used by NCRIC to describe employee benefits to employees of NCRIC and the NCRIC Subsidiaries; (vi) the most recent annual return on Form 5500 (including all schedules thereto along with the accompanying auditor's opinion, if applicable) and tax return (Form 990) for such NCRIC Employee Plan;
(vii) the most current actuarial, valuation, and trustee's reports (as applicable) for such NCRIC Employee Plan; and (viii) all material communications with any governmental entity or agency (including the Department of Labor, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, and the Securities and Exchange Commission) with respect to such NCRIC Employee Plan. Each such actuarial or valuation report correctly shows the value of the assets of such NCRIC Employee Plan as of the date thereof, the total accrued and vested liabilities, all contributions by NCRIC and the NCRIC Subsidiaries, and the assumptions on which the calculations are based.

     (c) Except as set forth in Section 3.14(c) of the NCRIC Disclosure Schedule, each of the NCRIC Employee Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code. To the knowledge of NCRIC, there has not been any material violation of the reporting and disclosure provisions of the Code and ERISA. There has not been any termination or partial termination (including any termination or partial termination attributable to the transactions contemplated by this Agreement) of such plans. Neither NCRIC nor any NCRIC Subsidiary nor any of their respective ERISA affiliates, nor any predecessor thereof, contributes to, or has within the past six years contributed to, any multiemployer plans, as defined in Section 3(37) of ERISA, or any multiple employer welfare arrangements, as defined in Section 3(40) of ERISA. Neither NCRIC nor any NCRIC Subsidiary nor any of their respective ERISA affiliates, nor any predecessor thereof, sponsors, participates in, or contributes to, or has at any time in the past sponsored, participated in, or contributed to (i) any plan which is subject to the funding standards or requirements described in Section 412 of the Code, or (ii) any plan which is subject to any of the requirements, obligations, and liabilities imposed by Title IV of ERISA.

     (d) Each  NCRIC  Employee  Plan which is  intended  to be  qualified  under
Section 401(a) of the Code is so qualified and has received a favorable determination letter or has pending or has time remaining in which to file, an application for such determination from the IRS, and NCRIC is not aware of any reason why any such determination letter should be revoked or not be reissued, and any related trust is exempt from taxation under Section 501(a) of the Code. NCRIC has made available to PRA copies of the most recent Internal Revenue Service determination letters with respect to each such NCRIC Employee Plan (if applicable). Except as set forth in Section 3.14(d) of the NCRIC Disclosure Schedule, each NCRIC Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable laws and regulations, including but not limited to ERISA and the Code. No prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty under Title I of ERISA has occurred with respect to any NCRIC Employee Plan or with respect to NCRIC or any NCRIC Subsidiary. No events have occurred with respect to any NCRIC Employee Plan that could result in payment or assessment by or against Parent or any of its Subsidiaries of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

     (e) There has been no amendment to, written interpretation or announcement (whether or not written) by NCRIC or any of its affiliates relating to, or change in employee participation or coverage under, any NCRIC Employee Plan which would increase materially the expense of maintaining NCRIC Employee Plans above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2003. No event has occurred or circumstances exist that could result in a material increase in the premium costs of NCRIC Employee Plans that are insured, or a material increase in benefit costs of the NCRIC Employee Plans that are self-insured.

     (f) Except as set forth in Section 3.14(f) of the NCRIC Disclosure Schedule, there is no action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of NCRIC, threatened against or involving any NCRIC Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NCRIC. Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any NCRIC Employee Plan is pending or threatened.

     (g) Except as described in Section 3.14(g) of the NCRIC Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee of NCRIC or any of its Subsidiaries from NCRIC or any of its Subsidiaries under any NCRIC Employee Plan or otherwise; (ii) materially increase any benefits otherwise payable under any NCRIC Employee Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent (in each case under clauses (i), (ii) or (iii) whether or not such payment or benefit would constitute a parachute payment within the meaning of Section 280G of the
Code); or (iv) constitute a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty under Title I of ERISA.

     (h) Neither NCRIC nor any NCRIC Subsidiary has any direct or indirect material liability or obligation under any NCRIC Employee Plan other than as described in the terms of such NCRIC Employee Plans. There are no circumstances arising out of the sponsorship of any NCRIC Employee Plan which will result in any direct or indirect material liability to NCRIC or any NCRIC Subsidiary, other than liability for contributions, benefit payments, administrative costs and liabilities incurred in accordance with the terms of the NCRIC Employee Plans consistent with past practice.

     (i) NCRIC and each NCRIC Subsidiary have made all payments and contributions due from them to each NCRIC Employee Plan. There are no funded benefit obligations under any NCRIC Employee Plan for which contributions have not been made or properly accrued, and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles on the financial statements of NCRIC and each NCRIC Subsidiary.

     (j) Each NCRIC Employee Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Parts 2, 3, and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Except as set forth in Section 3.14(j) of the NCRIC Disclosure Schedule, no assets of NCRIC or any NCRIC Subsidiary are allocated to or held in a "rabbi trust" or similar funding vehicle.

     (k) Each NCRIC Employee Plan that is a "group health plan" (as defined in Section 607(1) of ERISA or Section 5001(b)(1) of the Code) has been operated at all times in compliance with the provisions of Section 4980B of the Code and
Part 6 of Subtitle B of Title I of ERISA ("COBRA"), with the provisions of the Code and ERISA enacted by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and with the provisions of any applicable similar state law.

     (l)  Except  as set  forth  in  Section  3.14(l)  of the  NCRIC  Disclosure
Schedule, no NCRIC Employee Plan provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents).

     3.15 EMPLOYEES.

     (a) NCRIC has made available to PRA a true and correct list of the names of the employees of NCRIC and the NCRIC Subsidiaries, their birth dates, hire dates, compensation rates, name of employer and capacity in which employed, and accrued vacation and sick leave, if any, all as of December 31, 2004. Except as limited by any employment agreements and severance agreements listed on Section 3.15(a) of the NCRIC Disclosure Schedule, and except for any limitations of general application which may be imposed under applicable employment laws, NCRIC and the NCRIC Subsidiaries have the right to terminate the employment of any of their respective employees at will and without payment to such employees.

     (b) NCRIC and the NCRIC Subsidiaries are in compliance, in all material respects, with all applicable ordinances or other laws, orders, and regulations regarding labor and employment and the compensation therefore, labor and employment matters, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health, and employment practices, whether state or federal (including, without limitation, wage and hour laws; workplace safety laws; workers' compensation laws; equal employment opportunity laws; equal pay laws; civil rights laws; the Occupational Safety and Health Act of 1970, as amended; the Equal Employment Opportunity Act, as amended; the Americans With Disabilities Act, 42 U.S.C. ss. 12101 et seq., as amended; the Fair Labor Standards Act, 29 U.S.C. ss. 201 et seq., as amended; the Equal Pay Act, 29 U.S.C. ss. 206d, as amended, the Portal-to-Portal Pay Act of 1947, 29 U.S.C. ss. 255 et seq., as amended; Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e, as amended and 42 U.S.C. ss. 1981, as amended; Rehabilitation Act of 1973, as amended; the Vietnam-Era Veterans' Readjustment Assistance Act of 1974, as amended; the Immigration Reform and Control Act, 8 U.S.C. ss. 1324A et seq., as amended; the Employee Polygraph Protection Act of 1988, as amended; the Veterans Re-employment Act - Handicap Bias, 38 U.S.C. ss. 2027 et seq., as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Religious Freedom Restoration Act of 1993, as amended; and the Age Discrimination and Employment Act of 1967, as amended). No action or investigation has been instituted or, to the knowledge of NCRIC, is threatened to be conducted by any state or federal agency regarding any potential violation by NCRIC or any NCRIC Subsidiary of any laws, orders, ordinances and regulations regarding labor and employment or the compensation therefore (including, without limitation, any of the aforementioned statutes) during the past five (5) years.

     (c) Neither NCRIC nor any NCRIC Subsidiary has ever been a party to or bound by any union or collective bargaining contract, nor is any such contract currently in effect or being negotiated by NCRIC or any NCRIC Subsidiary. NCRIC does not know of any activities or proceedings of any labor union to organize any employees of NCRIC or any NCRIC Subsidiary. Since December 31, 2004, no executive officer of NCRIC or any NCRIC Subsidiary has indicated to the Chief Executive Officer of NCRIC an intention to terminate his or her employment.

     (d) NCRIC and each NCRIC Subsidiary have complied with all applicable notice provisions of and have no material obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 with respect to any former employees or qualifying beneficiaries thereunder. There is no action, claim, cause of action, suit or proceeding pending or, to the knowledge of NCRIC, threatened, on the part of any employee, independent contractor or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability. All sums due from NCRIC or any NCRIC Subsidiary for employee compensation (including, without limitation, wages, salaries, bonuses, relocation benefits, stock options and other incentives) have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and all benefits under any NCRIC Employee Plan have been duly and adequately paid or provided for in accordance with plan documents. To the knowledge of NCRIC, no person treated as an independent contractor by NCRIC or any NCRIC Subsidiary is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of federal or state income tax withholding or overtime laws, rules, or regulations.

     (e) Since September 30, 2004, neither NCRIC nor any NCRIC Subsidiary has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN ACT")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of NCRIC or any NCRIC Subsidiary; (ii) a "mass layoff" (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar foreign, state or local law.

     3.16 COMPLIANCE WITH APPLICABLE LAW.

     (a) NCRIC and the NCRIC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied in all material respects with, and are not in default in any respect under any, and have maintained and conducted their respective businesses in all respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines.

     (b) Neither NCRIC nor any NCRIC Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or since that date, has adopted any board resolutions at the request of any Governmental Authority that: (i) limits the ability of NCRIC or any NCRIC Insurance Subsidiary to conduct any line of business, (ii) require any investments of NCRIC or any NCRIC Insurance Subsidiary to be treated as non-admitted assets, (iii) require divestiture of any investments of NCRIC or any NCRIC Insurance Subsidiary, (iv) in any manner imposes any requirements on NCRIC or any NCRIC Insurance Subsidiary in respect of risk based capital requirements that add to or otherwise modify the risk based capital requirements imposed under the Insurance Laws, (v) in any manner relate to the ability of NCRIC or any NCRIC Insurance Subsidiary to pay or declare dividends or distributions, or (vi) restricts in any material respect the conduct of the business, credit policies or management of NCRIC or any NCRIC Subsidiary (each, whether or not set forth in the NCRIC Disclosure Schedule, a "NCRIC REGULATORY AGREEMENT"), nor has NCRIC or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting any such NCRIC Regulatory Agreement. Neither NCRIC nor any NCRIC Insurance Subsidiary, directly or indirectly, engages in any activity prohibited by applicable law.

     (c) Except as set forth in Section 3.16(c) of the NCRIC Disclosure Schedule, there is no pending or, to the knowledge of NCRIC, threatened charge by any Governmental Authority that NCRIC or any NCRIC Insurance Subsidiary has violated any applicable laws, rules or regulations (including any Insurance
Laws), nor any pending or, to the knowledge of NCRIC, threatened investigation by any Governmental Authority with respect to possible violations of any applicable laws, rules or regulations (including any Insurance Laws).

     (d) There are no contracts (other than contracts relating to employment), real estate leases, loans, guarantees or other arrangements or transactions of any nature between NCRIC or any NCRIC Subsidiary, on the one hand, and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 of the SEC), on the other hand. NCRIC has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of NCRIC or any NCRIC Subsidiary.
Section 3.16(d) of the NCRIC Disclosure Schedule identifies each loan or extension of credit maintained by NCRIC or any NCRIC Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

     (e) NCRIC is, or will timely be, in all material respects, in compliance with all current and proposed listing and corporate governance requirements of the NASD and the Nasdaq National Market.

     (f) Each of NCRIC, its directors and its executive officers has consulted with NCRIC's independent auditors and outside counsel with respect to, and (to the extent applicable to NCRIC) is familiar in all material respects with all of the requirements of SOX. NCRIC is in compliance with the provisions of SOX applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of NCRIC's independent auditors and outside counsel, respectively, to ensure NCRIC's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of SOX which shall become applicable to NCRIC after the date of this Agreement.

     (g) None of NCRIC, the NCRIC Subsidiaries, any of their respective current directors or officers, and, to the knowledge of NCRIC, any of their respective former officers or directors or current or former employees, agents or representatives have: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees,
(iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of NCRIC or any NCRIC Subsidiary, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) made any material favor or gift which is not deductible for federal income tax purposes. To the knowledge of NCRIC: (x) no director or officer of NCRIC or any NCRIC Subsidiary has engaged in any "insider trading" in violation of applicable law with respect to any security issued by NCRIC or any NCRIC Subsidiary; and (y) no such director or officer has made any false certifications or statements under
(i) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Exchange Act or (iii) 18 U.S.C. ss.1350 (Section 906 of SOX) with respect to any NCRIC SEC Report.

     3.17 CERTAIN CONTRACTS.

     (a) The documents listed in Item 15(c) in NCRIC's Annual Report on Form 10-K for the year ended December 31, 2003 and the documents listed on Section 3.17(a) of the NCRIC Disclosure Schedule set forth all contracts, agreements, arrangements, commitments, or understandings (whether written or oral) to which NCRIC or a NCRIC Subsidiary is a party to or bound by: (i) with respect to the employment of any directors, officers or employees; (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from NCRIC, PRA, NEWCO, or any of their respective Subsidiaries to any director, officer or employee thereof; (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the NCRIC SEC Reports; (iv) that concerns a partnership or joint venture that is not consolidated with NCRIC for financial reporting purposes; (v) the purpose of which is to limit the ability of NCRIC or any NCRIC Subsidiary to compete with respect to any product, service or territory; (vi) that is in the nature of a collective bargaining agreement, employment agreement, consulting agreement or severance agreement that is not cancelable by NCRIC or any NCRIC Subsidiary without penalty or compensation on thirty (30) days notice or less; (vii) that provides for the payment to an employee of NCRIC or any NCRIC Subsidiary any incentive or bonus compensation based on the productivity or performance of such employee or of NCRIC or any NCRIC Subsidiary; (viii) that is with any Insurance Regulator and restricts (A) distributions or other payments to the stockholders of NCRIC or any NCRIC Subsidiary, (B) the continued operation of NCRIC or any NCRIC Subsidiary, or (C) any other matter relating to NCRIC or any NCRIC
Subsidiary and its affairs; or (ix) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. NCRIC has previously made available to PRA true and correct copies of all employment and deferred compensation agreements which are in writing and to which NCRIC or any NCRIC Subsidiary is a party. Each contract, agreement, arrangement, commitment, or understanding (whether written or oral) of the type described in Sections 3.17(a), (b) and (c) of this Agreement, whether or not set forth in the NCRIC Disclosure Schedule, is referred to in this Agreement as a "NCRIC Contract", and neither NCRIC nor any NCRIC Subsidiary knows of, or has received notice of, any violation of any NCRIC Contract by any of the other parties thereto.

     (b) Section 3.17(b) of the NCRIC Disclosure Schedule sets forth a list of, and NCRIC has made available to PRA correct and complete copies of, all written arrangements (or group of related written arrangements) from or to third parties, for the furnishing of services to, or receipt of services by, NCRIC or any NCRIC Subsidiary (including without limitation, legal and accounting services, risk management services, agency agreements, managing general agent agreements, reinsurance intermediary agreements and other distribution agreements, and agreements relating to the sale or servicing of medical professional liability insurance products offered by NCRIC or any NCRIC Subsidiary) under which payments were made during any calendar year since December 31, 2001 in excess of $250,000 or that has a non-cancelable term in excess of one year (as to the latter, which is still in effect).

     (c) With respect to each NCRIC Contract: Such NCRIC Contract is in full force and effect (except for contracts that have expired pursuant to the terms thereof) and is legally valid, binding and enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). There are no material defaults by NCRIC or any NCRIC Subsidiary, or, to the knowledge of NCRIC, any other party, under such NCRIC Contract. Neither NCRIC nor any NCRIC Subsidiary has received notice of any default, offset, counterclaim or defense under such NCRIC Contract. No condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by NCRIC or any NCRIC Subsidiary, or, to the knowledge of NCRIC, any other party under the terms of such NCRIC Contract. All security deposits, reserve funds, and other sums and charges that have become due and payable under such NCRIC Contract have been paid in full. No party has repudiated any provision of such NCRIC Contract.

     3.18 INVESTMENTS AND INTEREST RATE RISK MANAGEMENT INSTRUMENTS.

     (a) Except as set forth in Section 3.18(a) of the NCRIC Disclosure Schedule, NCRIC and each NCRIC Subsidiary have good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of NCRIC or any NCRIC Subsidiary. Such securities are permissible investments under all applicable laws and are valued on the books of NCRIC in accordance with GAAP and SAP. None of the securities are in default in the payment of principal, interest or dividends or is impaired to any extent. NCRIC has provided to PRA a copy of the investment policies of NCRIC and the NCRIC Subsidiaries as of December 31, 2004. There has been no material change in investment policy of NCRIC and the NCRIC Subsidiaries or in the composition of the investments of NCRIC and the NCRIC Subsidiaries since December 31, 2004.

     (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements entered into for the account of NCRIC or its Subsidiaries were entered into in the ordinary course of business and, to the best knowledge of NCRIC, in accordance with prudent business practice and applicable rules, regulations and policies of any Governmental Authority and with counterparties believed to be financially responsible at the time. All of such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements are legal, valid and binding obligations of NCRIC or its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. NCRIC and each NCRIC Subsidiary have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the best knowledge of NCRIC, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     3.19 INTELLECTUAL PROPERTY.

(a)  NCRIC  or a NCRIC  Subsidiary  owns or has the  right to use,  pursuant  to
license,   sublicense,   agreement  or  permission,  all  Intellectual  Property
necessary for the operation of the businesses of NCRIC and the NCRIC Subsidiaries as presently conducted and as presently proposed to be conducted. As used in this Agreement, "INTELLECTUAL PROPERTY" means all trademarks, service marks, logos, domains and domain names, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software (including computer software used in insurance operations or for accounting operations), data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium). Section 3.19(a) of the NCRIC Disclosure Schedule lists all trademarks, service marks, logos, domains and domain names, trade names and corporate names owned by NCRIC and each NCRIC Subsidiary.

     (b) To the knowledge of NCRIC: Neither NCRIC nor any NCRIC Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of third parties. None of NCRIC, the NCRIC Subsidiaries, and any of the directors, officers or employees with responsibility for intellectual property matters of NCRIC or any NCRIC Subsidiary has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of NCRIC or any NCRIC Subsidiary.

     (c) Section 3.19(c) of the NCRIC Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that NCRIC or any NCRIC Subsidiary uses, or intends to use, pursuant to license, sublicense, agreement, or permission. NCRIC has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to PRA. With respect to each such item of such Intellectual Property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) except as set forth in Section 3.5(b)(ii)(y) of the NCRIC Disclosure Schedule, the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Merger and the Closing Date; (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) with respect to any sublicense, the representations and warranties set forth in (i) through (iv) above are true and correct with respect to the underlying license; and (vi) neither NCRIC nor any NCRIC Subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

     3.20 REAL PROPERTY; ENVIRONMENTAL LIABILITY.

     (a) Neither NCRIC nor any NCRIC Subsidiary owns any right, title or interest in any real property except as described on Section 3.20(a) of the NCRIC Disclosure Schedule (collectively, the "NCRIC REAL PROPERTY"). Section 3.20(a) of the NCRIC Disclosure Schedule sets forth a complete and accurate list and general description of all material leases for real property ("NCRIC REAL PROPERTY LEASES") to which NCRIC or any NCRIC Subsidiary is a party or by which any of them are bound. NCRIC or any NCRIC Subsidiary owns all right, title and interest in, and has good and marketable title to, the NCRIC Real Property, and NCRIC or any NCRIC Subsidiary has a valid leasehold interest in each NCRIC Real Property Leases, in each case free and clear of all Liens except for (i) rights of lessors, co-lessees or sublessees that are reflected in each NCRIC Real Property Lease; (ii) current taxes not yet due and payable; (iii) Liens of public record; and (iv) such nonmonetary imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of the subject property. To the knowledge of NCRIC, the activities of NCRIC and its Subsidiaries with respect to all NCRIC Real Property and NCRIC Real Property Leases used in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations.

     (b) NCRIC and its Subsidiaries enjoy peaceful and undisturbed possession under all NCRIC Real Property Leases. NCRIC has made available to PRA complete and correct copies of all of the NCRIC Real Property Leases. Each NCRIC Real Property Lease is in full force and effect and is legally valid, binding and enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). There are no monetary defaults and no material nonmonetary defaults by NCRIC or any NCRIC Subsidiary, or, to the knowledge of NCRIC, any other party, under any NCRIC Real Property Lease. Neither NCRIC nor any NCRIC Subsidiary has received notice of any default, offset, counterclaim or defense under any NCRIC Real Property Lease. Except as set forth in Section 3.5(b)(ii)(y) of the NCRIC Disclosure Schedule, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by NCRIC or any NCRIC Subsidiary, or, to the knowledge of NCRIC, any other party, under of the terms of any NCRIC Real Property Lease. All rent, security deposits, reserve funds, and other sums and charges that have become due and payable under the NCRIC Real Property Leases have been paid in full. To the knowledge of NCRIC, there are no purchase contracts, options or other agreements of any kind whereby any Person has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the interests in the real property subject to the NCRIC Real Property Leases.

     (c) NCRIC and its Subsidiaries are and have been in compliance with all Environmental Laws (as defined in Section 9.18(a) of this Agreement) and all Environmental Permits (as defined in Section 9.18(a) of this Agreement). There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on NCRIC or any NCRIC Subsidiary, or that could reasonably be expected to result in the imposition on NCRIC or any NCRIC Subsidiary of, any liability or obligation arising under any Environmental Law which would have a Material Adverse Effect on NCRIC. To the knowledge of NCRIC, there is no reasonable basis for any such proceeding, claim, action, investigation or remediation activity. Neither NCRIC nor any NCRIC Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or private Person imposing any liability or obligation under any Environmental Law that would have a Material Adverse Effect on NCRIC. For purposes of this Section 3.20, the terms "NCRIC" and "Subsidiaries" include any Person that is, in whole or in part, a predecessor of NCRIC or any of its Subsidiaries.

     3.21 PERSONAL PROPERTY.

     (a) None of the personal property owned by NCRIC or any NCRIC Subsidiary is subject to, or as of the Closing Date will be subject to, any Lien.

     (b) Section 3.21(b) of the NCRIC Disclosure Schedule lists each personal property lease to which NCRIC or any NCRIC Subsidiary is a party that is not cancelable upon ninety (90) days notice without penalty and has monthly rent that exceeds $1,500 (collectively, the "NCRIC PERSONAL PROPERTY LEASES"). NCRIC has made available to PRA complete and correct copies of all of the NCRIC Personal Property Leases. Each NCRIC Personal Property Leases is in full force and effect and is legally valid, binding and enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). There are no material defaults by NCRIC or any NCRIC Subsidiary, or, to the knowledge of NCRIC, any other party, under any NCRIC Personal Property Lease. Neither NCRIC nor any NCRIC Subsidiary has received notice of any material default, offset, counterclaim or defense under any NCRIC Personal Property Lease. No condition or event has occurred which with the passage of time or the giving of notice or both would constitute a material default or breach by NCRIC or any NCRIC Subsidiary, or, to the knowledge of NCRIC, any other party under of the terms of any NCRIC Personal Property Lease. All rent, security deposits, reserve funds, and other sums and charges that have become due and payable under the NCRIC Personal Property Leases have been paid in full. To the knowledge of NCRIC, there are no purchase contracts, options or other agreements of any kind whereby any Person has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the interests in the real property subject to the NCRIC Personal Property Leases.

     3.22 STATE TAKEOVER LAWS. The Board of Directors of NCRIC has approved the transactions contemplated by this Agreement and taken such action such that the provisions of the DGCL and any other provisions of any state or local "takeover" law applicable to NCRIC will not apply to this Agreement or any of the transactions contemplated by this Agreement. PRA understands and acknowledges that the Insurance Laws applicable to NCRIC regulate and apply to the change in the ownership of NCRIC, Inc. as contemplated by this Agreement.

     3.23 INSURANCE MATTERS.

     (a) Except as set forth in Section 3.23(a) of the NCRIC Disclosure Schedule, all policies, binders, slips, certificates and other agreements of insurance  in  effect  as  of  the  date  hereof  (including  all  applications, endorsements, supplements, endorsements, riders and ancillary agreements in connection therewith) issued by the NCRIC Insurance Subsidiaries, and any and all marketing materials, agents agreements, brokers agreements, service contracts, and managing general agents agreements to which NCRIC or any NCRIC Subsidiary is a party, are, to the extent required under applicable law, on forms approved by the Insurance Regulators or have been filed with and not objected to by such Insurance Regulators within the period provided for objection, and all of such forms comply with the Insurance Laws in all material respects. As to premium rates established by NCRIC or any NCRIC Insurance Subsidiary which are required to be filed with or approved by any Insurance Regulators, the rates have been so filed or approved, the premiums charged conform thereto, and such premiums comply with the Insurance Laws. Section 3.23(a) of the NCRIC Disclosure Schedule sets forth all increases in premium rates for medical professional liability insurance submitted by the NCRIC Insurance Subsidiaries which have been disapproved by any Insurance Regulators since December 31, 1999. Section 3.23(a) of the NCRIC Disclosure Schedule lists all correspondence or communications from any Insurance Regulator received by NCRIC or any NCRIC Insurance Subsidiary after December 31, 1999, that requests or suggests that its premium rates, if applicable, for professional liability insurance should be reduced below the current approved premium levels.

     (b) Except as set forth in Section 3.23(b) of the NCRIC Disclosure Schedule, neither NCRIC nor any NCRIC Insurance Subsidiary has issued any participating policies or any retrospectively rated policies of insurance.

     (c) All reinsurance treaties or agreements, including retrocessional agreements, to which NCRIC or any NCRIC Insurance Subsidiary is a party or under which NCRIC or any NCRIC Insurance Subsidiary has any existing rights, obligations or liabilities are listed on Section 3.23(c) of the Disclosure Schedule (the "NCRIC REINSURANCE TREATIES"). NCRIC has provided PRA with correct and complete copies of all of such NCRIC Reinsurance Treaties and all such NCRIC Reinsurance Treaties are in full force and effect, and the consummation of the transactions contemplated by this Agreement will not result in the termination of any NCRIC Reinsurance Treaties. The NCRIC Reserves (as defined in Section 3.23(d) of this Agreement) at each of December 31, 2004 and December 31, 2003, and December 31, 2002, as reflected in the NCRIC SAP Statements, are stated net of reinsurance ceded amounts. The NCRIC SAP Statements accurately reflect the extent to which, pursuant to Insurance Laws, NCRIC and/or the NCRIC Insurance Subsidiaries are entitled to take credit for reinsurance under the NCRIC Reinsurance Treaties. All reinsurance recoverable amounts reflected in said balance sheets are collectible, and NCRIC is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments, except as set forth in Section 3.23(c) of the NCRIC Disclosure Schedule. No party to any of the NCRIC Reinsurance Treaties has given notice to NCRIC or any NCRIC Insurance Subsidiary that such party intends to terminate or cancel any of the NCRIC Reinsurance Treaties as a result of or following consummation of the Merger. Each NCRIC Reinsurance Treaty is valid and binding on each party thereto, and none of NCRIC, any NCRIC Insurance Subsidiary, and, to the knowledge of NCRIC, any other party thereto, is in default in any material respect with respect to any such reinsurance agreement or treaty. No NCRIC Reinsurance Treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions. Since January 1, 2004 no NCRIC Reinsurance Treaty has been canceled and there has not been any change in the retention level under any of such reinsurance agreements or treaties.

     (d) Each NCRIC Insurance Subsidiary has assets that qualify as admitted assets under the Insurance Laws in an amount at least equal to the sum of all its reserves and liability amounts and its minimum statutory capital and surplus as required by such Insurance Laws. Each of the NCRIC SAP Statements, as of the date thereof, sets forth all of the reserves of the NCRIC Insurance Subsidiaries as of such date (collectively, the "NCRIC Reserves"). The NCRIC Reserves, gross and net of the reinsurance thereof, were prepared in accordance with the requirements for reserves established by the Insurance Regulators, were determined in accordance with SAP and generally accepted actuarial principles consistently applied, were computed on the basis of methodologies consistent in all material respects with those used in prior periods, were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and were established in accordance with prudent insurance practices generally followed in the insurance industry. The NCRIC Reserves make good and sufficient provisions for all insurance obligations of the NCRIC Insurance Subsidiaries. The NCRIC Reserves set forth in any NCRIC SAP Statement are adequate to provide for the estimated ultimate net costs of all reported and unreported losses incurred through the date of such NCRIC SAP Statement. NCRIC has provided or made available to PRA copies of all work papers used as the basis for establishing the NCRIC Reserves. Except for regular periodic assessments based on developments that are publicly known within the insurance industry, to the knowledge of NCRIC, no claim or assessment is pending or threatened against NCRIC or any NCRIC Insurance Subsidiary which is peculiar or unique to NCRIC or such NCRIC Insurance Subsidiary by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers.

     (e) Section 3.23(e) of the NCRIC Disclosure Schedule lists each actuary, independent or otherwise, that has reviewed, on behalf of NCRIC or any NCRIC Subsidiary, the reserves for losses and loss adjustment expenses of NCRIC or any of the NCRIC Insurance Subsidiaries and their premium rates for liability insurance in each of the years commencing after December 31, 2000 (collectively the "NCRIC ACTUARIES" and separately an "NCRIC ACTUARY"). Section 3.23(e) of the NCRIC Disclosure Schedule lists each and every actuarial report, and all attachments, supplements, addenda and modifications thereto prepared for or on behalf of NCRIC or any NCRIC Subsidiary by the NCRIC Actuaries, or delivered by the NCRIC Actuaries to NCRIC or any NCRIC Subsidiary, since December 31, 2000, in which a NCRIC Actuary has (i) either expressed an opinion on the adequacy of such reserves for losses and loss adjustment expenses loss reserves or made recommendations as to either the amount of reserves for losses and loss adjustment expenses that should be maintained by NCRIC or any NCRIC Insurance Subsidiary, or (ii) expressed an opinion as to the adequacy of such premiums or made a recommendation as to the premiums that should be charged by NCRIC or any NCRIC Insurance Subsidiary for liability insurance (collectively, the "NCRIC
ACTUARIAL ANALYSES"). To the knowledge of NCRIC the information and data furnished by NCRIC or any NCRIC Subsidiary to the NCRIC Actuaries in connection with the NCRIC Actuarial Analyses were accurate in all material respects. To the knowledge of NCRIC, each NCRIC Actuarial Analysis was based upon an accurate inventory of policies in force for NCRIC and the NCRIC Insurance Subsidiaries, as the case may be, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial principles consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein. NCRIC has made available to PRA a true and correct copy of each of the NCRIC Actuarial Analyses.

     3.24 NO INVESTMENT COMPANY. Neither NCRIC nor any NCRIC Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     3.25 ACCURACY OF INFORMATION SUPPLIED.

     (a) All of the representations and warranties made by NCRIC in this Agreement, taken together and with the NCRIC Disclosure Schedule, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements set forth herein and therein, in light of the circumstances in which such statements were made, not misleading. The copies of documents attached to the NCRIC Disclosure Schedule or otherwise made available to NCRIC in connection with the transactions contemplated hereby are accurate and complete in all respects.

     (b) The S-4 and the Proxy Statement used for the registration and qualification of shares of PRA Common Stock to be issued upon consummation of the Merger and used to solicit approval of the Merger by the stockholders of NCRIC, and all other documents to be filed with the SEC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Merger), at the respective times such documents are filed or become effective, and with respect to the Proxy Statement, from the time of mailing to the stockholders of NCRIC through the date of the meeting of NCRIC stockholders held to approve this Agreement, shall, as to all information provided by NCRIC: (i) comply with the Securities Act, the Exchange Act and all other applicable laws and regulations; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

     3.26 EFFECTIVE TIME OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of NCRIC set forth in this Agreement, as updated by any written disclosure schedule delivered pursuant to Section 6.9(b) of this Agreement, shall be deemed to be made on and as of the date of this Agreement, and as of the Closing Date, and as of the Effective Time.

                                   ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF PRA

         PRA represents and warrants to NCRIC that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Article), except (i) as set forth in the disclosure schedule delivered by PRA to NCRIC on the date hereof and initialed by the parties (the "PRA DISCLOSURE SCHEDULE"), or (ii) for any changes to the PRA Disclosure Schedule that are disclosed by PRA to NCRIC in accordance with Section 6.9(b) of this Agreement, or (iii) to the extent such representations and warranties speak as of an earlier date. Nothing in the PRA Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the PRA Disclosure Schedule identifies the exception with reasonable particularity. The PRA Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article; provided, however, (i) that each exception set forth in the PRA Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of the PRA Disclosure Schedule corresponding to a Section in this Article 4, and (ii) the mere inclusion of an exception in the PRA Disclosure Schedule shall not be deemed an admission by PRA that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.

     4.1 CORPORATE ORGANIZATION.

     (a) PRA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PRA has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 9.18) on PRA. NEWCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) PRA has made available to NCRIC correct and complete copies of the Certificate of Incorporation and Bylaws of PRA and each of the PRA Subsidiaries (as amended to date). PRA has made available to NCRIC all of the minute books containing the records of the meetings of the stockholders, the board of directors and any committee of the board of directors of PRA, except for information subject to confidentiality agreements with third parties in which case, such information has been redacted. The minute books of PRA reflect all of the material actions taken by each of its Boards of Directors (including each committee thereof) and stockholders.

     (c) The books and records of PRA and each of the PRA Subsidiaries (i) are and have been properly prepared and maintained in form and substance adequate for preparing audited consolidated financial statements, in accordance with GAAP and any other applicable legal and accounting requirements, (ii) reflect only actual transactions, and (iii) fairly and accurately reflect all assets and liabilities of PRA and each of the PRA Subsidiaries and all contracts and other transactions to which PRA or any of the PRA Subsidiaries is or was a party or by which PRA or any of the PRA Subsidiaries or any of their respective businesses or assets is or was affected.

     4.2 SUBSIDIARIES.

     (a) Section 4.2(a) of the PRA Disclosure Schedule sets forth the name and state of incorporation or organization of each Subsidiary of PRA (the "PRA SUBSIDIARIES"). Each PRA Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on PRA, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     (b) Section 4.2(b) of the PRA Disclosure Schedule identifies the PRA Subsidiaries that offer insurance and the states in which they are authorized or licensed to conduct business, and the type of insurance products that they are authorized or licensed to offer in each such state (the "PRA INSURANCE SUBSIDIARIES"). No PRA Insurance Subsidiary offers any insurance products in any jurisdiction where it is neither authorized nor licensed to offer such insurance products. The business of each of the PRA Insurance Subsidiaries has been and is being conducted in compliance with all of its licenses in all material respects. All of such licenses are in full force and effect and there is no proceeding or investigation pending or, to the knowledge of PRA, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of such license.

     (c) PRA is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the PRA Subsidiaries, including, without limitation, NEWCO. There are no irrevocable proxies granted by PRA or any PRA Subsidiary with respect to such shares. There are no equity securities of any of the PRA Subsidiaries that are or may become required to be issued by reason of any option, warrants, scrip, rights, to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any of the PRA Subsidiaries except shares of the PRA Subsidiaries issued to other wholly owned PRA Subsidiaries. There are no contracts, commitments, understandings or arrangements by which any of the PRA Subsidiaries is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of the shares of the PRA Subsidiaries described in the first sentence of this Section 4.2(c) are validly issued, fully paid and nonassessable and free of preemptive rights, and are owned by PRA or a PRA Subsidiary free and clear of any and all Liens and free and clear of any claim, right or option to acquire any such shares. PRA does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to PRA and the PRA Subsidiaries taken as a whole.

     (d) No PRA Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     4.3 CAPITALIZATION.

     (a) The authorized capital stock of PRA consists of 150,000,000 shares, with said shares divided into two classes. One class of said shares consists of 50,000,000 shares of preferred stock and the other class of said shares consists of 100,000,000 shares of common stock, $0.01 par value per share, of PRA ("PRA Common Stock"). As of December 31, 2004, no shares of such preferred stock and 29,204,463 shares of PRA Common Stock were issued and outstanding and no shares of either such preferred stock or PRA Common Stock were held in treasury. All of the issued and outstanding shares of PRA Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of the date of this Agreement, and except pursuant to the terms of this Agreement, the PRA Stock Options, and the PRA 3.9% Convertible Senior Debentures due 2023 ( the "PRA DEBENTURES" ), PRA does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of PRA Common Stock or any other equity securities of PRA or any securities representing the right to purchase or otherwise receive any shares of PRA Common Stock or any other equity securities of PRA. As of December 31, 2004, no shares of PRA Common Stock were reserved for issuance, except for (i) 1,105,373 shares reserved for issuance upon the exercise of outstanding stock options under the PRA Incentive Compensation Stock Plan (excluding reload options) and the Professionals Group 1996 Long-Term Stock Incentive Plan (the PRA Stock Options"), (ii) 2,500,000 shares reserved for issuance pursuant to awards under the PRA 2004 Equity Incentive Plan of which there are 10,000 shares subject to outstanding options as of the date of this Agreement, and (iii) 3,230,000 shares reserved for issuance upon conversion of the PRA Debentures. Since September 30, 2004, PRA has not issued any shares of PRA Common Stock or other equity securities of PRA, or any securities convertible into or exercisable for any shares of PRA Common Stock or other equity securities of PRA, other than pursuant to the exercise of stock options issued under the PRA Stock Option Plans granted prior to such date.

     (b) The authorized capital stock of NEWCO consists of 1,000 shares, no par value per share, of common stock ("NEWCO COMMON STOCK"). As of the date of this Agreement, 1,000 shares of NEWCO Common Stock were issued and outstanding and no shares of NEWCO Common Stock were held in treasury. As of the date of this Agreement, no shares of NEWCO Common Stock were reserved for issuance. NEWCO has not issued any shares of NEWCO Common Stock or other equity securities of NEWCO, or any securities convertible into or exercisable for any shares of NEWCO Common Stock or other equity securities of NEWCO to any Person other than PRA.

     4.4 AUTHORITY; NO VIOLATION; CONSENTS AND APPROVALS.

     (a) PRA has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of PRA, and no other corporate proceedings on the part of PRA are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by PRA and (assuming due authorization, execution and delivery by NEWCO and NCRIC and the receipt of all Requisite Regulatory Approvals constitutes a valid and binding obligation of PRA, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

     (b) Neither the execution and delivery of this Agreement by PRA nor the consummation by PRA of the transactions contemplated by this Agreement, nor compliance by PRA with any of the terms or provisions of this Agreement, will
(i) violate any provision of the Certificate of Incorporation or Bylaws of PRA or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 4.5(c) of this Agreement are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PRA or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of PRA under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PRA is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause
(y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on PRA.

     (c) Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Insurance Regulators pursuant to the Insurance Laws, with respect to the transactions contemplated by this Agreement,
(ii) the filing with the SEC of the Proxy Statement and the S-4, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL, (iv) the filing of the HSR Act Report with the Pre-Merger Notification Agencies pursuant to the HSR Act, (v) any consents, authorizations, orders and approvals required under the Securities Act, the Exchange Act, and the HSR Act, (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any SRO (including, without limitation, the NAIC, the New York Stock Exchange, the NASD and the Nasdaq National Market, or which are required under the Insurance Laws and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of PRA Common Stock pursuant to this Agreement, and (viii) the approval of this Agreement by the requisite votes of the stockholders of NEWCO and the stockholders of NCRIC, no consents or approvals of, or filings or registrations with any Governmental Authority or with any other Person are necessary in connection with the execution and delivery by PRA of this Agreement or the consummation by PRA or any PRA Subsidiary of the transactions contemplated by this Agreement.

     (d) NEWCO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of NEWCO. The Board of Directors of NEWCO has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the sole stockholder of NEWCO. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by PRA, acting through its Board of Directors, as the sole stockholder of NEWCO, and no further corporate proceedings on the part of NEWCO are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NEWCO and (assuming due authorization, execution and delivery by PRA and NCRIC and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of NEWCO, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

     (e) Neither the execution and delivery of this Agreement by NEWCO nor the consummation by NEWCO of the transactions contemplated by this Agreement, nor compliance by NEWCO with any of the terms or provisions of this Agreement, will
(i) violate any provision of the Certificate of Incorporation or Bylaws of NEWCO or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 4.5(c) of this Agreement are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NEWCO or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of NEWCO under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NEWCO is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on NEWCO.

     4.5 INSURANCE REPORTS.

     (a) "PRA SAP STATEMENTS" means (i) the annual statutory statements of each of the PRA Insurance Subsidiaries filed with any Insurance Regulator for each of the years ended December 31, 2004, 2003, 2002 and 2001 and each calendar year ending after the date of this Agreement, (ii) the quarterly statutory statements of each of the PRA Insurance Subsidiaries filed with any Insurance Regulator for each quarterly period in 2004 and for each quarterly period ending after the date of this Agreement, and (iii) all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection with such annual statutory statements and quarterly statutory statements.

     (b) All such PRA SAP Statements were and will be prepared (i) in conformity with SAP and (ii) in accordance with the books and records of PRA and the PRA Insurance Subsidiaries. The PRA SAP Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present, and will present, fairly in all material respects the statutory financial condition and results of operations of the PRA Insurance Subsidiaries for the dates and periods indicated and are consistent with the books and records of the PRA Insurance Subsidiaries (which books and records are correct and complete in all material respects). The annual statutory balance sheets and income statements included in the PRA SAP Statements have been, and will be, where required by Insurance Laws, audited by an independent accounting firm of recognized national reputation. PRA has made available to PRA true and complete copies of all of the PRA SAP Statements and all audit opinions related thereto.

     (c) Since January 1, 2001, PRA and each PRA Insurance Subsidiary (i) have filed or submitted with all applicable Insurance Regulators, all registration statements, notices and reports, together with all supplements and amendments thereto, required under the Insurance Laws applicable to insurance holding companies (the "PRA HOLDING COMPANY ACT REPORTS"); (ii) have filed all PRA SAP Statements, (iii) have filed all other reports and statements together with all amendments and supplements thereto, required to be filed with any Insurance Regulator under the Insurance Laws; and (iv) have paid all fees and assessments due and payable by them under the Insurance Laws. Section 4.5(c) of the PRA Disclosure Schedule sets forth a list of, and PRA has made available to NCRIC, accurate and complete copies of, all PRA SAP Statements, PRA Holding Company Act Reports and all other reports and statements filed by PRA or any PRA Subsidiary with any Insurance Regulator for periods ending and events occurring, after January 1, 2001 and prior to the Closing Date and the latest requests for approval of rate increase in each state in which an PRA Subsidiary writes insurance. All such PRA SAP Statements, PRA Holding Company Act Reports and other reports and statements complied with the Insurance Laws when filed and, as of their respective dates, contained all information required under the
Insurance Laws and did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No deficiencies have been asserted by any Governmental Authority with respect to such PRA SAP Statements, PRA Holding Company Act Reports and other reports and statements.

     (d) Except for normal examinations conducted by a Governmental Authority in the regular course of the business of PRA and its Subsidiaries, no Governmental Authority has initiated any proceeding or investigation into the business or operations of PRA, any PRA Subsidiary, or any director or officer of PRA or any PRA Subsidiary, since January 1, 2002. There is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any examinations of PRA or any of its Subsidiaries.

     (e) Section 4.5(e) of the PRA Disclosure Schedule lists all financial examinations that any Insurance Regulator has conducted with respect to PRA or any of the PRA Insurance Subsidiaries since December 31, 2001. PRA has made available to NCRIC correct and complete reports issued by the applicable Insurance Regulator with respect to such financial examinations except for those indicated as currently in process.

     (f) Neither PRA nor any PRA Subsidiary has received from any Person any Notice on Form A or such other form as may be prescribed under applicable law indicating that such Person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to enter into, or has entered into any agreement to exchange securities for, or intends to acquire or has acquired (in the open market or otherwise), any voting security of PRA, if after the consummation thereof such Person would directly or indirectly be in control of PRA.

     4.6 SEC REPORTS; FINANCIAL STATEMENTS.

     (a) PRA has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2001. Section 4.6(a) of the PRA Disclosure Schedule lists, and PRA has delivered to NCRIC (except to the extent available in full without redaction on the SEC's web site through EDGAR two days prior to the date of this Agreement) copies in the form filed with the SEC of (i) PRA's Annual Reports on Form 10-K for each fiscal year of PRA commencing after December 31, 2000, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of PRA commencing after December 31, 2000, (iii) all proxy statements relating to PRA's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since December 31, 2000, (iv) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. ss.1350 (Section 906 of
SOX) with respect to any report referred to in clause (i) or (ii) of this sentence, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to NCRIC pursuant to this Section 4.6(a) filed by PRA with the SEC since January 1, 2001 (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and
(v) of this sentence together with any and all amendments thereto are, collectively, the "PRA SEC REPORTS" and, to the extent available in full without redaction on the SEC's web site through EDGAR two days prior to the date of this Agreement, are, collectively, the "PRA FILED SEC REPORTS"), and (vi) all comment letters received by PRA from the Staff of the SEC since January 1, 2001 and all responses to such comment letters by or on behalf of PRA.

     (b) The PRA SEC Reports (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, in all material respects, and (ii) did not at the time they were filed with the SEC, or if thereafter amended, at the time of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of PRA is or has been required to file any form, report, registration statement or other document with the SEC. As used in this Section 4.6, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

     (c) PRA has established and maintains disclosure controls and procedures (as such term is defined in Section 13(b)(2)(B) and Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures: (i) are designed to ensure that material information relating to PRA and its Subsidiaries is made known to PRA's chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which PRA's reports and filings under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the annual or quarterly period reported to the SEC, and (iii) are effective to perform the functions for which they were established. Neither the auditors of PRA nor the Audit Committee of the Board of Directors of PRA have been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Section 13(b)(2)(B) and Rules 13d-15(d) and 15d-15(d) of the Exchange Act) of PRA and its Subsidiaries which could adversely affect PRA's ability to record, process, summarize and report financial data, or (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of PRA and its Subsidiaries. Since the date of the most recent evaluation of such internal controls over financial reporting and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could significantly affect such internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (d) Since July 31, 2002, each PRA Filed SEC Report which included financial statements was accompanied by the certifications of PRA's chief executive officer and chief financial officer as required under Sections 302 and 906 of SOX, and

     (e) The financial statements of PRA and its Subsidiaries included in the PRA SEC Reports (including the related notes) complied or will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), were or will be prepared in accordance with GAAP during the periods and at the dates involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q), and fairly present the consolidated financial condition of PRA and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except (x) as reflected in PRA's unaudited balance sheet at September 30, 2004, or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), (y) as reflected in the unaudited draft of the consolidated balance sheet at December 31, 2004 of PRA and the PRA Subsidiaries included in
Section 4.6(e) of the Disclosure Schedule (the "2004 PRA BALANCE SHEET"), or (z) for liabilities incurred in the ordinary course of business since December 31, 2004 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither PRA nor any PRA Subsidiary has any material liabilities or obligations of any nature.

     (f) Section 4.6(f) of the PRA Disclosure Schedule lists, and PRA has delivered to NCRIC copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) effected by PRA or its subsidiaries since December 31, 2002.

     (g) Ernst & Young LLP, which has expressed its opinion with respect to the financial statements of PRA and its subsidiaries included in PRA SEC Reports (including the related notes), is and has been throughout the periods covered by such financial statements (with respect to (i) and (ii) for periods required by SOX) (i) a registered public accounting firm (as defined in Section 2(a)(12) of
SOX), (ii) "independent" with respect to PRA within the meaning of Regulation S-X, and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the Public Company Accounting Oversight Board. Section 4.6(f) of the PRA Disclosure Schedule lists all non-audit services performed by Ernst & Young LLP for PRA and each PRA Subsidiary for each year commencing after December 31, 2002.

     (h) PRA and each PRA Subsidiary maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls over financial reporting which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of PRA and to maintain accountability for the consolidated assets of PRA; (iii) access to assets is permitted only in accordance with management's authorization; (iv) the reporting of assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

     4.7 BROKER'S FEES. Except as set forth in Section 4.7 of the PRA Disclosure Schedule, none of PRA, the PRA Subsidiaries and their respective officers and directors, has employed any broker or finder or incurred any liability for any broker's fees or commissions, or investment banker fees or commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

     4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS.

     (a) Except for (i) those liabilities and obligations that are fully reflected or reserved against on the 2004 PRA Balance Sheet, (ii) those liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2004, and (iii) coverage and other claims (other than bad faith claims) made with respect to insurance policies issued by any PRA Insurance Subsidiary for which adequate claims reserves have been established, neither PRA nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, would have a Material Adverse Effect on PRA, and, there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation. Except as disclosed in the PRA SEC Reports filed prior to the date of this Agreement, since September 30, 2004, PRA and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course theretofore conducted.

     (b) Since September 30, 2004, there has not been: (i) any change in the financial condition, assets, liabilities, prospects (financial and otherwise) or business of PRA or any PRA Subsidiary which, either individually or in the aggregate, has had or would have a Material Adverse Effect on PRA; (ii) any material change in any method of accounting or accounting principals or practice by PRA or any PRA Subsidiary, except as required by GAAP or SAP and disclosed in the notes to the consolidated financial statements of PRA and PRA Subsidiaries; or (iii) any material change in the actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of PRA or any PRA Insurance Subsidiary.

     4.9 COMPLIANCE WITH APPLICABLE LAW.

     (a) PRA and the PRA Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied in all material respects with, and are not in default in any respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines, except where the failure to hold such license, franchise, permit or authorization, or such noncompliance or default, would not, either individually or in the aggregate, have a Material Adverse Effect on PRA.

     (b) There is no pending or, to the knowledge of PRA, threatened charge by any Governmental Authority that PRA or any PRA Insurance Subsidiary has violated any Insurance Laws, nor any pending or, to the knowledge of PRA threatened investigation by any Governmental Authority with respect to possible violations of any Insurance Laws, that would, individually or in the aggregate, be expected to have a Material Adverse Effect on PRA.

     (c) There are no contracts (other than contracts relating to employment), real estate leases, loans, guarantees or other arrangements or transactions of any nature between PRA or any PRA Subsidiary, on the one hand, and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 of the SEC), on the other hand. PRA has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of PRA or any PRA Subsidiary. Section 4.9(c) of the PRA Disclosure Schedule identifies any loan or extension of credit maintained by PRA or any PRA Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

     (d) PRA is, or will timely be in all material respects, in compliance with all current and proposed listing and corporate governance requirements of the New York Stock Exchange.

     (e) Each of PRA, its directors and its senior financial officers has consulted with PRA's independent auditors and outside counsel with respect to, and (to the extent applicable to PRA) is familiar in all material respects with all of the requirements of, SOX PRA is in compliance with the provisions of SOX applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of PRA's independent auditors and outside counsel, respectively, to ensure PRA's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of SOX which shall become applicable to PRA after the date of this Agreement.

     (f) None of PRA, the PRA Subsidiaries, any of their respective current directors or officers, and, to the knowledge of PRA, any of their respective former officers or directors or current or former employees, agents or representatives have: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees,
(iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of PRA or any PRA Subsidiary, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) made any material favor or gift which is not deductible for federal income tax purposes. To the knowledge of PRA: (x) no director or officer of PRA or any PRA Subsidiary has engaged in any "insider trading" in violation of applicable law with respect to any security issued by PRA or any PRA Subsidiary; and (y) no such director or officer has made any false certifications or statements under (i) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Exchange Act or (iii) 18 U.S.C. ss.1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any PRA SEC Report.

     (g) Neither PRA nor any PRA Subsidiary is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or since that date, has adopted any board resolutions at the request of any Governmental Authority that:
(i) limits the ability of PRA or any PRA Insurance Subsidiary to conduct any line of business, (ii) require any investments of PRA or any PRA Insurance Subsidiary to be treated as non-admitted assets, (iii) require divestiture of any investments of PRA or any PRA Insurance Subsidiary, (iv) in any manner imposes any requirements on PRA or any PRA Insurance Subsidiary in respect of risk based capital requirements that add to or otherwise modify the risk based capital requirements imposed under the Insurance Laws, (v) in any manner relate to the ability of PRA or any PRA Insurance Subsidiary to pay or declare dividends or distributions, or (vi) restricts in any material respect the conduct of the business, credit policies or management of PRA or any PRA Subsidiary (each, whether or not set forth in the PRA Disclosure Schedule, an "PRA REGULATORY Agreement"), nor has PRA or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting any such PRA Regulatory Agreement. Neither PRA nor any PRA Insurance Subsidiary, directly or indirectly, engages in any activity prohibited by applicable law.

     4.10 STATE TAkEOVER LAWS. The Board of Directors of PRA has approved the transactions contemplated by this Agreement and taken such action such that the provisions of Section 203 of the DGCL and any other provisions of any state or local "takeover" law applicable to PRA will not apply to this Agreement or any of the transactions contemplated by this Agreement.

     4.11 NO INVESTMENT COMPANY. Neither PRA nor any Subsidiary of PRA is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     4.12 INSURANCE MATTERS.

     (a) The PRA Reserves (as defined below in Section 4.13(b)) at each of December 31, 2004 and December 31, 2003, and December 31, 2002, as reflected in the PRA SAP Statements, are stated net of reinsurance ceded amounts. The PRA SAP Statements accurately reflect the extent to which, pursuant to Insurance Laws, PRA and/or the PRA Insurance Subsidiaries are entitled to take credit for reinsurance under reinsurance treaties of the PRA Insurance Subsidiaries ("PRA REINSURANCE TREATIES"). All reinsurance recoverable amounts reflected in said balance sheets are collectible, and PRA is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments. No party to any of the PRA Reinsurance Treaties has given notice to PRA or any PRA Insurance Subsidiary that such party intends to terminate or cancel any of the PRA Reinsurance Treaties as a result of or following consummation of the Merger. Each PRA Reinsurance Treaty is valid and binding on each party thereto, and none of PRA, any PRA Insurance Subsidiary, and, to the knowledge of PRA, any other party thereto, is in default in any material respect with respect to any such reinsurance agreement or treaty. No PRA Reinsurance Treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions. Since January 1, 2004 no PRA Reinsurance Treaty has been canceled and there has not been any change in the retention level under any of such reinsurance agreements or treaties.

     (b) Each PRA  Insurance  Subsidiary  has assets  that  qualify as  admitted assets under the Insurance Laws in an amount at least equal to the sum of all its reserves and liability amounts and its minimum statutory capital and surplus as required by such Insurance Laws. Each of the PRA SAP Statements, as of the date thereof, sets forth all of the reserves of the PRA Insurance Subsidiaries as of such date (collectively, the "PRA RESERVES"). The PRA Reserves, gross and net of the reinsurance thereof, were prepared in accordance with the requirements for reserves established by the Insurance Regulators, were determined in accordance with SAP and generally accepted actuarial principles consistently applied, were computed on the basis of methodologies consistent in all material respects with those used in prior periods, were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and were established in accordance with prudent insurance practices generally followed in the insurance industry. The PRA Reserves make good and sufficient provisions for all insurance obligations of the PRA Insurance Subsidiaries. The PRA Reserves set forth in any PRA SAP Statement are adequate to provide for the estimated ultimate net costs of all reported and unreported losses incurred through the date of such PRA SAP Statement. PRA has provided or made available to NCRIC copies of all work papers used as the basis for establishing the PRA Reserves. Except for regular periodic assessments based on developments that are publicly known within the insurance industry, to the knowledge of PRA, no claim or assessment is pending or threatened against PRA or any PRA Insurance Subsidiary which is peculiar or unique to PRA or such PRA Insurance Subsidiary by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers.

     4.13 TAXES AND TAX RETURNS. PRA and the PRA Subsidiaries have duly filed all Tax Returns required to be filed by them on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made sufficient provisions for the payment of all Taxes shown thereon as owing on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of their properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than Taxes which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 4.5 of this Agreement. The unpaid Taxes of PRA and the PRA Subsidiaries do not exceed the reserve for tax liability set forth on the 2004 PRA Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of PRA in filing its returns. There is no claim, audit, action, suit, proceeding or investigation now pending or, to the knowledge of PRA, threatened against or with respect to PRA or any PRA Subsidiary in respect of any material Tax.

     4.14 ENVIRONMENTAL LIABILITY. PRA and its Subsidiaries are and have been in compliance with all Environmental Laws (as defined in Section 9.18(a) of this Agreement) and all Environmental Permits (as defined in Section 9.18(a) of this Agreement). There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on PRA or any PRA Subsidiary, or that could reasonably be expected to result in the imposition on PRA or any PRA Subsidiary of, any liability or obligation arising under any Environmental Law which would have a Material Adverse Effect on PRA. To the knowledge of PRA, there is no reasonable basis for any such proceeding, claim, action, investigation or remediation activity. Neither PRA nor any PRA Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or private Person imposing any liability or obligation under any Environmental Law that would have a Material Adverse Effect on PRA. For purposes of this Section 4.15, the terms "PRA" and "Subsidiaries" include any Person that is, in whole or in part, a predecessor of PRA or any of its Subsidiaries.

     4.15 EMPLOYEE MATTERS. Each employee benefit plan, program, policy or arrangement (including, but not limited to each employee benefit plan (as defined in Section 3(3) of ERISA) which PRA or any PRA Subsidiary maintains or contributes to for the benefit of its current or former employees complies, and has been administered in form and in operation, in all material respects with all applicable requirements of law and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

     4.16 LEGAL PROCEEDINGS. Except as set forth in Section 4.16 of the PRA Disclosure Schedule, neither PRA nor any PRA Subsidiary is a party to any, and there are no pending or, to PRA's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against PRA or any PRA Subsidiary, (ii) to which PRA or any PRA Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of PRA or NEWCO to perform under this Agreement, except for
(x) coverage and other claims made with respect to insurance policies issued by any PRA Insurance Subsidiary for which adequate claims reserves have been established, and (y) any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on PRA.

     4.17 ACCURACY OF INFORMATION SUPPLIED.

     (a) All of the representations and warranties made by PRA in this Agreement, taken together and with the PRA Disclosure Schedule, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements set forth herein and therein, in light of the circumstances in which such statements were made, not misleading. The copies of documents attached to the PRA Disclosure Schedule or otherwise made available to PRA in connection with the transactions contemplated hereby are accurate and complete in all respects.

     (b) The S-4 and the Proxy Statement used for the registration and qualification of shares of PRA Common Stock to be issued upon consummation of the Merger and used to solicit approval of the Merger by the stockholders of NCRIC, and all other documents to be filed with the SEC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Merger), at the respective times such documents are filed or become effective, shall, as to all information provided by PRA: (i) comply with the Securities Act, the Exchange Act and all other applicable laws and regulations; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

     4.18 EFFECTIVE TIME OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of PRA set forth in this Agreement, as updated by any written disclosure schedule delivered pursuant to Section 6.9(b) of this Agreement, shall be deemed to be made on and as of the date of this Agreement, and as of the Closing Date.

                                   ARTICLE 5
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1  CONDUCT  OF  BUSINESSES   OF  NCRIC  PRIOR  TO  THE  EFFECTIVE   TIME.

     (a) During the period between the date of this Agreement and the Effective Time, except as expressly contemplated or permitted by this Agreement, NCRIC shall, and shall cause each NCRIC Subsidiary to: (a) conduct its business in the usual, regular and ordinary course consistent with past practice and its current business plan, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees, agents and advantageous business relationships and retain the services of its key employees and agents, and (c) take no action which would adversely affect or delay the ability of any party to this Agreement to obtain any Requisite Regulatory Approval for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

     (b) During the period between the date of this Agreement and the Effective Time, NCRIC shall permit PRA's senior officers to meet with the Chief Financial Officer and Controller of NCRIC and officers of NCRIC responsible for the financial statements, the internal controls, and disclosure controls and procedures of NCRIC to discuss such matters as PRA may deem reasonably necessary or appropriate for PRA to satisfy its obligations under Sections 302, 404 and 906 of SOX and any rules and regulations relating thereto.

     (c) NCRIC agrees to consult with PRA with respect to reserve policies and practices (including levels of reserves) with respect to (i) losses and loss adjustment expenses of the NCRIC Subsidiaries, and (ii) litigation against NCRIC and the NCRIC Subsidiaries (including, but not limited to, the 2004 Judgment). PRA and NCRIC shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby.

     5.2 NCRIC FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in the NCRIC Disclosure Schedule, and, except as expressly contemplated or permitted by this Agreement, NCRIC shall not, and NCRIC shall not permit any NCRIC Subsidiary to, without the prior written consent of PRA (which consent will not be unreasonably withheld):

     (a) incur any indebtedness for borrowed money (other than short-term indebtedness incurred on commercially reasonable terms to refinance indebtedness of NCRIC or any of its Subsidiaries, on the one hand, to NCRIC or any of its Subsidiaries, on the other hand), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include entering into repurchase agreements and reverse repurchase agreements);

     (b) redeem, repay, discharge or defease any surplus note, unless such redemption, repayment, discharge or defeasance is an express condition of any Requisite Regulatory Approval;

     (c) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except dividends paid by any NCRIC Subsidiary to NCRIC or any other NCRIC Subsidiary, respectively), (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except repurchases of shares of NCRIC Common Stock by NCRIC and its Subsidiaries on the open market in accordance with the rules and regulations of the SEC); (iv) grant any stock options or stock awards or stock appreciation rights or right, or (v) issue any additional shares of capital stock except pursuant to (A) the exercise of NCRIC Stock Options or warrants outstanding as of the date of this Agreement, or (B) as permitted under clause (ii) or clause (iv) of this subsection;

     (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person other than a Subsidiary, or cancel, release or assign any indebtedness of any such Person or any claims held by any such Person, except (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to contracts or agreements in force at the date of this Agreement, or (iii) in connection with the sale of the Practice Management Business for cash or the sale or other disposition of the Practice Management Business with the prior written approval of PRA;

     (e) except pursuant to contracts or agreements in force at the date of this Agreement, make any material non-portfolio investment (by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any Person other than a Subsidiary;

     (f) enter into, change or terminate any material contract, lease or agreement, other than renewals of contracts, leases and agreements without material adverse changes of terms;

     (g) increase in any manner the compensation of the employees of NCRIC and the NCRIC Subsidiaries, or pay any bonus or incentive compensation to such employees; provided that NCRIC and the NCRIC Subsidiaries may make annual increases in the salaries and wages of their employees in the ordinary course of business and consistent with past practice so long as the aggregate amount of the increase in compensation on an annualized basis does not exceed four percent (4%) of the aggregate amount of the compensation paid to the affected employees in the 12 months preceding the effective date of the increase in compensation;

     (h) except as contemplated in Section 6.7 hereof, pay any pension or retirement allowance not required by any existing plan or agreement to any of its employees or become a party to, amend (except as may be required by law) or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation;

     (i) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice; provided, however, that prior to the settlement of any lawsuit, claim, action or proceeding against NCRIC or any NCRIC Subsidiary or otherwise in which NCRIC or any NCRIC Subsidiary is a named defendant involving a payment by NCRIC or any NCRIC Subsidiary in excess of $1,000,000 or the settlement of any ECO, XPL or bad faith claim involving any insurance policy of any NCRIC Subsidiary involving a payment by NCRIC or any NCRIC Subsidiary in excess of $1,000,000, NCRIC will notify PRA of the terms of the proposed settlement and will consult with PRA regarding the terms of the settlement, but shall not be required to obtain PRA's consent to the terms of the settlement; and provided further, NCRIC shall not settle the 2004 Judgment without the prior approval of PRA;

     (j) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

     (k) amend its Certificate or Articles of Incorporation, or its Bylaws;

     (l) other than in accordance with its current investment guidelines, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which such portfolio is classified or reported;

     (m) offer or sell insurance or reinsurance of any type in any jurisdiction other than such lines of insurance and reinsurance that it offers and sells on the date of this Agreement and other than in those jurisdictions where it offers and sells such line of insurance and reinsurance on the date of this Agreement;

     (n) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 7 of this Agreement not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

     (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

     5.3 PRA FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in the PRA Disclosure Schedule, and, except as expressly contemplated or permitted by this Agreement, PRA shall not, and PRA shall not permit any PRA Subsidiary to, without the prior written consent of NCRIC:

     (a) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

     (b) amend its Certificate or Articles of Incorporation, or its Bylaws, except as provided in this Agreement;

     (c) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 7 of this Agreement not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

     (d) take any action that is intended or likely to adversely affect its ability to perform its covenants and agreements under this Agreement; or

     (e) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

                                   ARTICLE 6
                              ADDITIONAL AGREEMENTS


     6.1 REGULATORY MATTERS.

     (a) In connection with the solicitation of approval of the Merger by the stockholders of NCRIC and the registration of the shares of PRA Common Stock to be issued upon consummation of the Merger, the parties will prepare, and PRA will file with the SEC, the S-4 and the Proxy Statement (both of which shall comply as to form, in all material respects, with the provisions of the Securities Act, the Exchange Act and other applicable law). PRA and NCRIC will use all reasonable effects to respond to the comments of the SEC staff with respect to the S-4 and the Proxy Statement and to have the S-4 and the Proxy Statement declared effective by the SEC as soon as practicable. As soon as practicable after the S-4 is declared effective, NCRIC shall mail or deliver the Proxy Statement to its stockholders. The information provided and to be provided by PRA and NCRIC for use in the S-4 and the Proxy Statement will not, in the case of the S-4 on the date it becomes effective, and in the case of Proxy Statement on such date and on the date on which approval of the Merger by the stockholders of NCRIC is obtained, contain any untrue statement of material fact or omit to state any material fact required to be stated in this Agreement or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of PRA and NCRIC agree promptly to correct any such information provided by it which shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the S-4 or the Proxy Statement so as to correct the same and to cause the Proxy Statement so corrected to be distributed to the stockholders of NCRIC to the extent required by applicable law. To the extent that any opinion regarding the tax consequences of the Merger is required with respect to the S-4 or the Proxy Statement, PRA and NCRIC will both cause each of their respective tax counsel to issue substantially similar opinions in the form contemplated herein. PRA shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by the affiliates of PRA and NCRIC, as such term is used in Rule 145 of the SEC.

     (b) The parties shall use all reasonable commercial efforts to cause their respective independent auditors to render any consent required by the SEC to include its report on the NCRIC consolidated financial statements or the PRA consolidated financial statements, as the case may be, in the S-4 and to refer to said accountants as experts in the S-4 with respect to the matters included in said report.

     (c) To the extent applicable, NCRIC and PRA shall prepare and file with all necessary Governmental Authorities (i) a Notice on Form A and related documents and (ii) the preacquisition notification and report forms and related material on Form E in connection with the Merger.

     (d) PRA will prepare and file, and NCRIC will cooperate with and assist PRA in preparing and filing, all statements, applications, correspondence or forms required to be filed with appropriate state securities law regulatory authorities to register or qualify the shares of PRA Common Stock to be issued upon consummation of the Merger or to establish an exemption from such registration or qualification (the "BLUE SKY FILINGS").

     (e) Pursuant to the HSR Act, PRA and NCRIC will promptly prepare and file, or cause to be filed, the HSR Act Report with the Pre-Merger Notification Agencies in respect of the transactions contemplated by this Agreement, which filing shall comply as to form with all requirements applicable thereto and all of the data and information reported therein shall be accurate and complete in all material respects. Each of PRA and NCRIC will promptly comply with all requests, if any, of the Pre-Merger Notification Agencies for additional information or documentation in connection with the HSR Act Report forms filed by or on behalf of each of such parties pursuant to the HSR Act, and all such additional information or documentation shall comply as to form with all requirements applicable thereto and shall be accurate and complete in all material respects.



     (f) Each party shall provide to the other, (i) promptly after filing thereof, copies of all statements, applications, correspondence or forms filed by such party prior to the Closing Date with state securities law regulatory authorities, the SEC, the Pre-Merger Notification Agencies, the Insurance
Regulators and any other Governmental Authority in connection with the transactions contemplated by this Agreement and (ii) promptly after delivery to, or receipt from, such regulatory authorities, all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

     (g) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. PRA and NCRIC shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to PRA or NCRIC, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. The cooperation and coordination of each party required under this Section 6.1 shall include giving timely public notice of any public hearings regarding the transactions contemplated by this Agreement, having its representatives attend and testify at such public hearings. In addition, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

     (h) PRA and NCRIC shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders/stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of PRA, NCRIC or any of their respective Subsidiaries to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement.

(i) PRA and NCRIC shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2 TAX OPINION. PRA agrees to engage Burr & Forman LLP, or such other nationally recognized firm, to render an opinion, acceptable to PRA in form and substance, as to the material tax consequences to PRA, NCRIC and the stockholders of PRA and the stockholders of NCRIC in connection with the Merger and the receipt of the Merger Consideration. The opinion shall be addressed to the Board of Directors of PRA, shall be rendered on or before the filing of the S-4, and the person rendering the opinion shall consent to the reference to the opinion in the Proxy Statement and to the inclusion of the opinion as an exhibit to the S-4 in accordance with the requirements of the Securities Act. NCRIC agrees to engage Luse Gorman Pomerenk & Schick, PC, or another nationally recognized firm, to render an opinion, reasonably acceptable to NCRIC in form and substance, as to the material tax consequences to PRA, NCRIC and the stockholders of PRA and the stockholders of NCRIC in connection with the Merger and the receipt of the Merger Consideration. The opinion shall be addressed to the Board of Directors of NCRIC, shall be rendered on or before the filing of the S-4, and the Person rendering the opinion shall consent to the reference to the opinion in the Proxy Statement and to the inclusion of the opinion as an exhibit to the S-4 in accordance with the requirements of the Securities Act.

     6.3 ACCESS TO INFORMATION.

     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and to the Confidentiality Agreement dated January 23, 2005 (the "CONFIDENTIALITY AGREEMENT"), each of PRA and NCRIC shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, each of PRA and NCRIC shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or state insurance laws (other than reports or documents which PRA or NCRIC, as the case may be, is not permitted to disclose under applicable law or by agreement);
(ii) all other information concerning its business, properties and personnel as such party may reasonably request; and (iii) any other information, confidential or otherwise, relating to the Merger which has not been provided to the other party and is necessary for disclosure in the S-4, including, but not limited to, the confidential portions of the minutes of NCRIC and NCRIC subsidiaries that was not provided pursuant to Section 3.3(a) of this Agreement. Neither PRA nor NCRIC nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of PRA's or NCRIC's, as the case may be, customers, jeopardize the attorney-client and work product privileges of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Each of PRA and NCRIC agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party who agree to be bound by the Confidentiality Agreement), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated by this Agreement are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

     (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth in this Agreement.

     6.4 NCRIC STOCKHOLDER APPROVAL. NCRIC shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the requisite NCRIC stockholder approval required in connection with this Agreement and the Merger. NCRIC will, through its Board of Directors, subject to its fiduciary obligations as determined by its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger.

     6.5 LEGAL CONDITIONS TO MERGER. Each of PRA and NCRIC shall, and shall cause its Subsidiaries to, use their best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article 7 of this Agreement, to consummate the transactions contemplated by this Agreement, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other third party which is required to be obtained by PRA or NCRIC or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

     6.6 NYSE LISTING. PRA shall cause the shares of the PRA Common Stock to be issued in the Merger to be approved for trading and reporting on New York Stock Exchange subject to official notice of issuance, prior to the Closing Date.

     6.7 EMPLOYEE PLANS.

     (a) From and after the Effective Time, the NCRIC Employee Plans in effect as of the date of this Agreement and at the Effective Time shall remain in effect with respect to the current and former employees of NCRIC and its Subsidiaries (the "NCRIC EMPLOYEES") covered by such NCRIC Employee Plans at the Effective Time, until such time as PRA shall otherwise determine. PRA agrees that it will honor all NCRIC Employee Plans in accordance with their terms as in effect at the Effective Time, subject to any amendment or termination thereof that may be required or permitted by the plans or applicable law. PRA will review all NCRIC Employee Plans to determine whether to maintain, terminate or continue such plans. In the event employee compensation and/or benefits as currently provided by NCRIC or any NCRIC Subsidiary are changed or terminated by PRA, in whole or in part, PRA shall provide any NCRIC Employees who continue in employment with PRA ("CONTINUING EMPLOYEES") with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of PRA or applicable PRA Subsidiary (as of the date any such compensation or benefit is provided). Notwithstanding anything herein to the contrary, PRA shall pay Continuing Employees incentive compensation for their performance in the full year ended December 31, 2005, in accordance with the incentive compensation policies and practices for employees of PRA and the PRA Subsidiaries consistently applied with past practice.

     (b) Employees of NCRIC or any NCRIC Subsidiary who become participants in a PRA Employee Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of NCRIC or any predecessor thereto prior to the Effective Time, provided, however, that credit for benefit accrual purposes will be given only for purposes of PRA vacation policies or programs. In the event of any termination or consolidation of any NCRIC health plan with any PRA health plan, PRA shall make available to Continuing Employees and their dependents employer-provided health coverage on substantially the same basis as it provides such coverage to PRA employees. Unless a Continuing Employee affirmatively terminates coverage under a NCRIC health plan prior to the time that such
Continuing Employee becomes eligible to participate in the PRA health plan, or unless a Continuing Employee and/or a dependent of a Continuing Employee has an event which, under the terms of the NCRIC health plan, results in a loss of coverage (which may include a sale or other disposition of a NCRIC Subsidiary or substantially all of the business operations thereof), no coverage of any of the Continuing Employees or their dependents shall terminate under any of the NCRIC health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of PRA and their dependents. In the event of a termination or consolidation of any NCRIC health plan, terminated NCRIC employees and qualified beneficiaries will have the right to continued coverage under group health plans of PRA in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any NCRIC health plan, or consolidation of any NCRIC health plan with any PRA health plan, any coverage limitation under the PRA health plan due to any pre-existing condition shall be waived by the PRA health plan to the degree that such condition was covered by the NCRIC health plan and such condition would otherwise have been covered by the PRA health plan in the absence of such coverage limitation. All NCRIC Employees who cease participating in a NCRIC health plan and become participants in a comparable PRA health plan during any plan year shall receive credit toward the applicable deductible under the PRA health plan for any amounts paid by the employee under NCRIC's health plan during the applicable plan year, upon substantiation, in a form satisfactory to PRA that such payments have been made.

     (c) It is understood that PRA and its Subsidiaries are "at-will" employers. Nothing in this Section 6.7 shall be interpreted as preventing PRA from terminating the employment of any individual or from amending, modifying or terminating any PRA Employee Plans, or any NCRIC Employee Plans, or any benefits under any PRA Employee Plans or any NCRIC Employee Plans, or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     (d) The NCRIC ESOP shall be terminated as of, or prior to, the Effective Time (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration), all outstanding NCRIC ESOP indebtedness shall be repaid, either by return to PRA or cancellation of sufficient shares received as Merger Consideration to repay the outstanding indebtedness or by open market sales of such shares by the NCRIC ESOP and payment of the proceeds to PRA in cancellation of the indebtedness, and the balance of the shares and any other assets remaining in the NCRIC ESOP suspense account (as such term is defined in the NCRIC ESOP) shall be allocated and distributed to NCRIC ESOP participants (subject to the receipt of a favorable determination letter from the IRS), as provided for in the NCRIC ESOP and unless otherwise required by applicable law. Prior to the Effective Time, NCRIC, and following the Effective Time, PRA shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). NCRIC and following the Effective Time, PRA, will adopt such amendments to the NCRIC ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Neither NCRIC, nor following the Effective Time, PRA shall make any distribution from the NCRIC ESOP except as may be required by applicable law until receipt of such favorable determination letter. In the case of a conflict between the terms of this Section and the terms of the NCRIC ESOP, the terms of the NCRIC ESOP shall control, however, in the event of any such conflict, NCRIC before the Merger, and PRA, after the Merger, shall use their best efforts to cause the ESOP to be amended to conform to the requirements of this Section.

     (e) At the Effective Time, NCRIC shall terminate the NCRIC Group, Inc. Deferred Compensation Plan (the "NCRIC DCP"). All amounts credited to the accounts of participants in the NCRIC DCP shall be distributed in lump sum in accordance with the terms of the plan.

     (f) PRA shall assume and honor in accordance with their terms the employment agreements between NCRIC and any officer or employee thereof that are listed in Section 6.7(f) of the NCRIC Disclosure Schedule, including without limitation, the obligation to pay cash severance on termination of employment after a change of control; provided that PRA shall require in accordance with the terms of said employment agreements that each officer or employee receiving a payment shall enter into an acknowledgment and release acknowledging that no further cash severance payments are due under the employment agreement and releasing NCRIC and PRA and their respective officers, directors and employees from any and all claims arising thereunder. Notwithstanding the foregoing, PRA shall offer the terms of employment set forth in Section 6.7(f) of the PRA Disclosure Schedule to the NCRIC employees named in Section 6.7(f) of the PRA Disclosure Schedule.

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

     (g) Notwithstanding anything herein to the contrary, all payments made to NCRIC Employees under their Section 6.7 shall be subject to withholding required by applicable federal, state and local taxing authorities.

     6.8 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.


     (a) PRA shall use its best efforts to cause the individuals serving as officers and directors of NCRIC and the NCRIC Subsidiaries, immediately prior to the Effective Time to be covered for a period of three (3) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by NCRIC or the NCRIC Subsidiary (provided that PRA may substitute therefore policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall PRA be required to expend more than 300% of the current amount expended by NCRIC or the NCRIC Subsidiary (the "INSURANCE PREMIUM AMOUNT") to maintain or procure insurance coverage pursuant hereto; and provided further, that if PRA is unable to maintain or obtain the insurance called for by this Section 6.8, PRA shall use its best efforts to obtain as much comparable insurance as available for the Insurance Premium Amount.

     (b) In addition to 6.8(a), PRA shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of NCRIC or a NCRIC Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of NCRIC or a NCRIC Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the
fullest extent NCRIC is permitted under, and in accordance with the terms of indemnification provisions under, NCRIC's Certificate of Incorporation and Bylaws as of the date of this Agreement. PRA shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent provided in NCRIC's Certificate of Incorporation as of the date of this Agreement. The Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with PRA; provided, however, that (A) PRA shall have the right to assume the defense thereof and upon such assumption PRA shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if PRA elects not to assume such defense the Indemnified Party may retain counsel reasonably satisfactory to him after consultation with PRA, and PRA shall pay the reasonable fees and expenses of such counsel for the Indemnified Party, (B) PRA shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all
Indemnified Parties except to the extent representation by a single firm or attorney is, in the absence of an informed consent by the Indemnified Party, prohibited by ethical rules relating to lawyers' conflicts of interest, (C) PRA shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), (D) PRA shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by applicable law and (E) PRA shall have no obligation hereunder to any Indemnified Party for which and to the extent payment is actually and unqualifiedly made to such Indemnified Party under any insurance policy, any other agreement for indemnification or otherwise. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify PRA thereof, provided that the failure to so notify shall not affect the obligations of PRA under this Section
6.8 except to the extent such failure to notify materially prejudices PRA. PRA's obligations under this Section 6.8 continue in full force and effect for a period of three (3) years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "CLAIM") asserted or made within such period shall continue until the final disposition of such Claim.

     6.9 ADVICE OF CHANGES.

(a) PRA and NCRIC shall give prompt notice to the other party as soon as practicable after it has actual knowledge of (i) the occurrence, or failure to occur, of any event which would or would be likely to cause any party's representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time from the date of this Agreement to the Closing Date, or (ii) any failure on its part or on the part of any of its or its Subsidiaries' officers, directors, employees, representatives or agents (other than persons or entities who are such employees, representatives or agents only because they are appointed insurance agents of such parties) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. Each party shall have the right to deliver to the other party a written disclosure schedule as to any matter of which it becomes aware following execution of this Agreement which would constitute a breach of any representation, warranty or covenant of this Agreement by such party, identifying on such disclosure schedule the representation, warranty or covenant which would be so breached, provided that each such disclosure schedule shall be delivered as soon as practicable after such party becomes aware of the matter disclosed therein. The nondisclosing party shall have ten (10) business days from receipt of such disclosure schedule to notify the disclosing party that (x) it will close notwithstanding the new disclosure, or (y) it will not close based on such new disclosure, or (z) further investigation or negotiation is required for it to reach a determination whether or not to close based on such new disclosure. If the parties thereafter are unable to reach agreement on a mutually satisfactory means of resolving the matter so disclosed, the nondisclosing party shall have the right in its discretion, to terminate this Agreement to the extent such termination is permitted under Section 8.1 of this Agreement.

     (b) PRA shall update the PRA Disclosure Schedule (the "CLOSING DATE PRA DISCLOSURE SCHEDULE") to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date PRA Disclosure Schedule to NCRIC not less than three (3) business days prior to the Closing Date. NCRIC shall update the NCRIC Disclosure Schedule (the "CLOSING DATE NCRIC DISCLOSURE SCHEDULE") to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date NCRIC Disclosure Schedule to PRA not less than three (3) business days prior to the Closing Date. The obligation of PRA to deliver to NCRIC the Closing Date PRA Disclosure Schedule as provided above shall be a material obligation for purposes of Section 7.3(b) hereof, and the obligation of NCRIC to deliver to PRA the Closing Date NCRIC Disclosure Schedule shall be a material obligation for purposes of Section 7.2(b) hereof.

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     6.10 ADDITIONAL AGREEMENTS.

     (a) In case at any time prior to the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, PRA.

     (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of PRA and a Subsidiary of NCRIC) or to vest PRA or any of its Subsidiaries with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to this Agreement or the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, PRA.

     (c) Prior to the Effective Time, neither NCRIC nor the NCRIC Subsidiary shall acquire, directly or indirectly, beneficial or record ownership of any shares of PRA Common Stock or other equity securities of PRA, or any securities convertible into or exercisable for any shares of PRA Common Stock or other equity securities of PRA.

     6.11 NEGOTIATIONS WITH OTHER PARTIES.

     (a) So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, NCRIC shall not authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any Person or any group of Persons other than the other party to this Agreement or any of its affiliates (a "POTENTIAL ACQUIROR") concerning any Acquisition Proposal (as defined in this Section 6.11) other than as expressly provided in this Agreement. NCRIC will promptly inform PRA of any serious, bona fide inquiry it may receive with respect to any Acquisition Proposal and shall furnish to PRA a copy thereof.

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

     (b) Nothing contained in this Agreement shall prohibit NCRIC or its Board of Directors from making such disclosures to its stockholders as are required under applicable law or the rules of the NASD or the Nasdaq National Market or from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. Nothing contained in this Agreement shall prohibit the Board of Directors of NCRIC from either furnishing information to, or entering into discussions or negotiations with, any Person or group of Persons regarding any Acquisition Proposal, or approving and recommending to the stockholders of NCRIC an Acquisition Proposal from any Person or group of Persons, if the Board of Directors of NCRIC determines in good faith that such action is appropriate in furtherance of the best interests of stockholders. In connection with any such determination, (i) NCRIC shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such person, entity or group, (ii) NCRIC will disclose to PRA that it is furnishing information to, or entering into discussions or negotiations with, such Person or group of Persons, which disclosure shall describe the terms thereof (but need not identify the person, entity or group making the offer), (iii) prior to furnishing such information to such Person or group of Persons, NCRIC shall enter into a written agreement with such Person or group of Persons which provides for, among other things, (A) the furnishing to NCRIC of information regarding such Person or group of Persons that is relevant to its ability to finance and otherwise perform its obligations under its Acquisition Proposal; (B) the confidentiality of all non-public information furnished to such Person or group of Persons by NCRIC; and (C) procedures reasonably satisfactory to NCRIC that are designed to restrict or limit the provision of information regarding NCRIC that could be used to the competitive disadvantage of NCRIC, or in a manner that would be detrimental to the interests of its stockholders; (iv) NCRIC will not furnish any non-public information regarding PRA or the transactions contemplated hereby; and (v) NCRIC will keep PRA informed of the status of any such discussions or negotiations (provided that NCRIC shall not be required to disclose to PRA confidential information concerning the business or operations of such Person or group of Persons).

     (c) As used in this Agreement, "ACQUISITION PROPOSAL" means (i) any proposal pursuant to which any Person or group of Persons, other than PRA or NCRIC, would acquire or participate in a merger or other business combination involving NCRIC or any of the NCRIC Subsidiaries, directly or indirectly; (ii) any proposal by which any Person or group of Persons, other than PRA or NCRIC, would acquire the right to vote 25% or more of the capital stock of NCRIC of any of the NCRIC Subsidiaries entitled to vote thereon for the election of directors; (iii) any acquisition of 25% or more of the assets of NCRIC or any of the NCRIC Subsidiaries, other than in the ordinary course of business; (iv) any acquisition in excess of [25]% of the outstanding capital stock of NCRIC or any of the NCRIC Subsidiaries, other than as contemplated by this Agreement; or (v) any transaction similar to the foregoing.

     6.12 ACCOUNTANTS COMFORT LETTER. On or before the mailing of the Proxy Statement, NCRIC shall deliver to PRA a letter from Deloitte & Touche LLP, accountants for NCRIC, dated as of the effective date of the S-4 and addressed to PRA to the effect: (i) that they are the independent public accountants with respect to NCRIC within the meaning of the Exchange Act; (ii) that, in their opinion, the consolidated financial statements and the financial statement schedules audited by them and included in NCRIC's latest annual report on Form 10-K included in and incorporated by reference in the S-4 comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act; and (iii) on the basis of certain procedures specified in the letter and reasonably acceptable to PRA, not constituting an audit, nothing came to their attention that caused them to believe that: (A) any material modifications should be made to the unaudited consolidated financial statements of NCRIC included or incorporated by reference in the S-4 for such financial statements to conform with GAAP; (B) the unaudited consolidated financial statement of NCRIC included or incorporated by reference in the S-4 do not comply as to form in all material respects with the requirements of the Exchange Act as it applies to Form 10-Q.


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

     6.13 RESERVATION OF SHARES. PRA agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of its common stock to fulfill its obligations under this Agreement.

     6.14 REGISTRATION OF CONTINUING NCRIC STOCK OPTIONS. As promptly as practicable following the Effective Time, PRA shall include the shares of PRA Common Stock issuable upon exercise of the Continuing NCRIC Stock Options in a registration statement filed with the SEC.

                                   ARTICLE 7
                              CONDITIONS PRECEDENT

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.
     The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of NCRIC entitled to vote thereon.

     (b) The shares of PRA Common Stock which shall be issued pursuant to the Merger shall have been authorized for trading and reporting on the New York Stock Exchange, subject to official notice of issuance.

     (c) The Certificate of Merger shall have been filed with the appropriate Governmental Authorities immediately prior to or on the Closing Date.

     (d) All approvals of Governmental Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, without the imposition of any condition which in the reasonable judgment of PRA is materially burdensome upon PRA or its Subsidiaries (all such approvals and the expiration of all such waiting periods being referred to in this Agreement as the "REQUISITE REGULATORY APPROVALS"). Without limiting the generality of the foregoing: (i) the S-4 shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the S-4 shall have been issued and shall remain in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC; (ii) all Blue Sky Filings shall have been made, and the sale of PRA Stock resulting from the Merger shall have been qualified or registered with the appropriate state securities law regulatory authorities of all states in which qualification or registration is required under applicable state securities laws, and such qualifications or registrations shall not have been suspended or revoked, or shall be exempt from such qualification or registration; (iii) the HSR Act Report shall have been submitted to the Pre-Merger Notification Agencies, and the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received; and (iv) the Merger and the transfer of ownership of NCRIC and the NCRIC Subsidiaries shall have been approved by the Insurance Regulators, to the extent such approvals are required.

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

     (e) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal consummation of the Merger.

     (f) PRA and NCRIC each shall have received a copy of the tax opinions contemplated by Section 6.2 of this Agreement, updated as of the Closing Date, substantially to the effect that, among other things, on the basis of the facts, assumptions and representations set forth in the opinion which are consistent with the state of facts existing at the Closing Date:

               (i) The former stockholders of NCRIC who receive the PRA Common Stock in the NCRIC Merger will not recognize gain or loss for federal income tax purposes.

               (ii)  Neither  NCRIC  nor  PRA,  nor  any  of  their   respective
          Subsidiaries, shall recognize any gain or loss for federal income tax purposes as a result of the Merger.

     7.2 CONDITIONS TO OBLIGATION OF PRA. The obligation of PRA to effect the Merger is also subject to the satisfaction or waiver by PRA at or prior to the Effective Time of the following conditions:

     (a) The representations and warranties of NCRIC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the NCRIC Disclosure Schedule that are disclosed by NCRIC to PRA in the Closing Date NCRIC Disclosure Schedule) as of the Closing Date as though made on and as of the Closing Date. PRA shall have received a certificate signed on behalf of NCRIC by the Chief Executive Officer and the Chief Financial Officer of NCRIC to the foregoing effect, and to which any Closing Date NCRIC Disclosure Schedule shall be appended. Notwithstanding the foregoing, no representation or warranty of NCRIC contained in this Agreement shall be deemed untrue or incorrect, and NCRIC shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty (except with respect to representations and warranties contained in Sections 3.1, 3.4(a), and 3.5, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained).

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

     (b) NCRIC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PRA shall have received a certificate signed on behalf of NCRIC by the Chief Executive Officer and the Chief Financial Officer of NCRIC to such effect.

     (c) NCRIC and the NCRIC Subsidiaries, taken as a whole, shall not have suffered a Material Adverse Effect; and no event or circumstance shall have occurred which has, or is likely to have, a Material Adverse Effect on NCRIC or upon the right of NCRIC or the NCRIC Subsidiaries to conduct their respective businesses as presently conducted.

     (d) No legal, administrative, arbitral or other inquiries, proceedings, claims, actions have been initiated by any governmental or regulatory authority or SRO alleging violations of Federal securities laws (including the Securities Act and the Exchange Act) by NCRIC, any NCRIC Subsidiary or any director or officer of NCRIC or any NCRIC Subsidiary, which action has not been dismissed with prejudice.

     (e) NCRIC shall have delivered to PRA such other certificates and instruments as PRA and its counsel may reasonably request. The form and substance of all certificates, instruments, opinions and other documentation delivered to PRA under this Agreement shall be reasonably satisfactory to PRA and its counsel.

     7.3 CONDITIONS TO OBLIGATION OF NCRIC. The obligation of NCRIC to effect the Merger is also subject to the satisfaction or waiver by NCRIC at or prior to the Effective Time of the following conditions:

     (a) The representations and warranties of PRA set forth in this Agreement shall be true and correct in all material respects as of the date of this
Agreement  and  (except (i) to the extent such  representations  and  warranties speak as of an earlier date and (ii) for any changes to the PRA Disclosure Schedule that are disclosed by PRA to NCRIC in the Closing Date PRA Disclosure Schedule) as of the Closing Date as though made on and as of the Closing Date. NCRIC shall have received a certificate signed on behalf of PRA by the Chief Executive Officer and the Chief Financial Officer of PRA to the foregoing effect, and to which any Closing Date PRA Disclosure Schedule shall be appended. Notwithstanding the foregoing, no representation or warranty of PRA contained in this Agreement shall be deemed untrue or incorrect, and PRA shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually  or taken  together with all other facts,  circumstances  or events inconsistent with any representation or warranty, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty (except with respect to representations and warranties contained in Sections 4.1, 4.3 and 4.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained).

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

     (b) PRA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NCRIC shall have received a certificate signed on behalf of PRA by the Chief Executive Officer and the Chief Financial Officer of PRA to such effect.

     (c) PRA and its Subsidiaries, taken as a whole, shall not have suffered a Material Adverse Effect and no event or circumstance shall have occurred which has, or is likely to have, a Material Adverse Effect on PRA or upon the right of PRA or any of the PRA Subsidiaries to conduct their respective businesses as presently conducted.

     (d) PRA shall have delivered to NCRIC such other certificates and instruments as NCRIC and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to NCRIC under this Agreement shall be reasonably satisfactory to NCRIC and its counsel.

                                   ARTICLE 8
                            TERMINATION AND AMENDMENT

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of NCRIC:

     (a) by mutual consent of PRA and NCRIC in a written instrument, if the Board of Directors of PRA and the Board of Directors of NCRIC so determine to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

     (b) by either PRA or NCRIC if (i) any Governmental Authority which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and (ii) the Board of Directors of PRA or the Board of Directors of NCRIC, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

     (c) by either PRA or NCRIC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if (i) there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date, and (ii) the Board of Directors of PRA or the Board of Directors of NCRIC, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

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

     (d) by either PRA or NCRIC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if (i) there shall have been a breach of any of the representations and warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date, and (ii) the Board of Directors of PRA or the Board of Directors of NCRIC, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board; provided, however, that no representation or warranty of either party contained in this Agreement shall be deemed untrue or incorrect, and neither party shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty (except with respect to representations and warranties contained in Sections 3.1, 3.4(a), 3.5, 4.1, 4.3 and 4.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained).

     (e) by PRA upon written notice to NCRIC if the Board of Directors of NCRIC does not, or shall indicate in writing to PRA that NCRIC is unwilling or unable to, publicly recommend in the Proxy Statement that its stockholders approve and adopt this Agreement, or if after recommending in the Proxy Statement that its stockholders approve and adopt this Agreement, the Board of Directors of NCRIC shall have withdrawn, modified or amended such recommendation in any respect materially adverse to PRA (each a "NCRIC RECOMMENDATION EVENT"), provided that any such notice of termination must be given not later than 45 days after the later of the date PRA shall have been advised by NCRIC in writing that NCRIC is unable or unwilling to so recommend in the Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by PRA and NCRIC;

     (f) by PRA upon written notice to NCRIC if NCRIC shall have authorized, recommended, or approved or proposed, or if NCRIC shall have entered into an agreement with any Person other than PRA or NEWCO to effect an Acquisition Proposal;

     (g) by either PRA or NCRIC if approval of the stockholders of NCRIC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

     (h) by PRA if the Closing Date NCRIC Disclosure Schedule discloses any Material Adverse Effect or any change from the NCRIC Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on NCRIC; or by NCRIC if the Closing Date PRA Disclosure Schedule discloses any Material Adverse Effect or any change from the PRA Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on PRA;


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

     (i) by either PRA or NCRIC if the S-4 has not been filed with the SEC on or before June 30, 2005, unless the failure to so file the S-4 by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement, and the Board of Directors of PRA or the Board of Directors of NCRIC, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

     (j) by written notice from NCRIC to PRA, or from PRA to NCRIC, if the Closing does not occur on or before December 31, 2005, for any reason other than breach of this Agreement by the party giving such notice; or

     (k) By NCRIC upon the occurrence of a NCRIC Acquisition Event (as defined in Section 8.5(a) hereof) or NCRIC Recommendation Event.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either PRA or NCRIC as provided in Section 8.1 of this Agreement, (i) this Agreement shall forthwith become void and have no effect, except that Sections 6.3(b), 8.2, 8.5, 9.2, 9.3, 9.4, 9.5, 9.13, 9.16 and 9.17 of this Agreement shall survive any termination of this Agreement, and (ii) none of PRA, NEWCO, and NCRIC, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except as otherwise provided in Section 8.5 of this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, neither PRA nor NCRIC shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by the Board of Directors of PRA and the Board of Directors of NCRIC, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of NCRIC; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of NCRIC, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the stockholders of NCRIC under this Agreement other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties to this Agreement may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of NCRIC, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the stockholders of NCRIC under this Agreement other than as contemplated by this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.5 LIQUIDATED DAMAGES; TERMINATION FEE. Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, NCRIC shall, within ten (10) days after notice of the occurrence thereof by PRA, pay to PRA the sum equal to $1,725,000 (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of PRA in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 8.5): (i) at any time prior to termination of this Agreement a NCRIC Acquisition Event shall occur; (ii) PRA shall terminate this Agreement pursuant to Section 8.1(e) or (f); (iii) NCRIC shall terminate this Agreement pursuant to Section 8.1(k); or (iv) if NCRIC fails to call and hold the meeting of its stockholders as required by Section 6.4 of this Agreement. For purposes of this Agreement a "NCRIC ACQUISITION EVENT" shall mean that NCRIC shall have authorized, recommended, approved, or entered into an agreement with any Person (other than any of the parties to this Agreement) to effect an Acquisition Proposal or shall fail to publicly oppose a tender offer or exchange offer by another person based on an Acquisition Proposal. Upon the making and receipt of such payment under this Section 8.5, NCRIC shall have no further obligation of any kind under this Agreement and neither PRA nor NEWCO shall have any further obligation of any kind under this Agreement, except in each case under Section 8.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

                                   ARTICLE 9
                               GENERAL PROVISIONS

     9.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five
(5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article 7 of this Agreement, unless extended by mutual agreement of the parties (the "CLOSING DATE"). The parties shall use their respective best efforts to cause the Effective Date to occur on or before July 31, 2005. The parties shall cause the Certificate of Merger to be filed with the Delaware Secretary of State on or before the Effective Date or as soon thereafter as is possible. The parties shall take such further actions as may be required by the laws of the State of Delaware in connection with such filing and the consummation of the Merger.

     9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements of NCRIC, PRA and NEWCO in this Agreement or in any instrument delivered by NCRIC, PRA or NEWCO pursuant to this Agreement shall survive the Effective Time, except as otherwise provided in
Section 8.2 of this Agreement and except for those covenants and agreements contained in this Agreement and in any such instrument which by their terms apply in whole or in part after the Effective Time.

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

     9.3 EXPENSES. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, (i) that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by PRA and NCRIC, and (ii) that PRA and NCRIC will share the cost of the HSR Act filing fee in proportion to their relative assets as of December 31, 2004.

     9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to PRA or NEWCO to:

                  ProAssurance Corporation
                  100 Brookwood Place
                  Birmingham, Alabama 35209
                  Attention:  Chief Executive Officer
                  Fax: (205) 877-4405

         with copies to:

                  Burr & Forman LLP
                  420 N. 20th Street, Suite 3100
                  Birmingham, Alabama 35203
                  Attention:  Jack P. Stephenson, Esq.
                  Fax: (205) 458-5100

         and

         (b) if to NCRIC, to:

                  1115 30th Street, N.W.
                  Washington, D.C. 20007
                  Attention:  President and Chief Executive Officer
                  Fax: (202) 969-1883
         with copies to:

                  Luse Gorman Pomerenk & Schick, PC
                  5335 Wisconsin Avenue, NW
                  Suite 400
                  Washington, DC  20015
                  Attention:  John J. Gorman
                  Fax: (202) 362-2902.

     9.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the State of Delaware, County of New Castle or the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     9.6 FURTHER ASSURANCES. At the request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

     9.7 REMEDIES CUMULATIVE. Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreements between the parties.

     9.8 PRESUMPTIONS. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

     9.9 EXHIBITS AND SCHEDULES. Each of the Exhibits and Schedules referred to in, and/or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

     9.10 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require PRA, NCRIC or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

     9.11 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.12 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     9.13 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

     9.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.15 PUBLICITY. PRA and NCRIC shall develop a joint communications plan and each party shall (i) ensure that all press releases and other public statements and communications (including any communications that would require a filing under Rule 425, Rule 165 and Rule 166 under the 1933 Act or Rule 14a-2, Rule 14a-12 or Rule 14e-2 under the Exchange Act) with respect to this Agreement and the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of the NYSE or the NASD and the Nasdaq National Market, consult with each other for a reasonable time before issuing any press release or otherwise making any public statement or communication (including any communications that would require a filing with the SEC), and mutually agree upon any such press release or any such public statement or communication, with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in the Proxy Statement, unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of the NYSE or the NASD and the Nasdaq National Market, neither PRA nor NCRIC shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial conditions or results of operations without the consent of the other party.

     9.16 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.9, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

     9.17 (Intentionally Omitted)

     9.18 DEFINITIONS.

     (a) The following terms, as used in this Agreement, have the meanings that follow:

                  "Change-of-Control" means the occurrence of the following events: (i) the consummation of any consolidation, merger or similar transaction or purchase of securities of PRA pursuant to which (x) the members of the Board of Directors of PRA immediately prior to such transaction do not, immediately after the transaction, constitute a majority of the Board of Directors of the surviving entity, or (y) the stockholders of PRA immediately preceding the transaction do not, immediately after the transaction, own at least 50.1% of the combined voting power of the outstanding securities of the surviving entity, or
(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of PRA and its Subsidiaries, such that PRA and its Subsidiaries cease to function on a going-forward basis as an insurance company holding system.

                  "Employee Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA; any employment, severance or similar service agreement, plan, arrangement or policy; any other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), medical, dental or vision benefits, disability or sick leave benefits, life insurance, employee assistance program, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, insurance or medical benefits); or any loan; in each case including plans or arrangements, both written and oral, covering or extended to any current or former director, employee or independent contractor.

                  "Environmental Laws" means any federal, state, local or foreign law (including common law) treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

                  "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of such Person's Subsidiaries, as currently conducted.

                  "Governmental Authority" means any governmental body, agency, official or authority, domestic, foreign, or supranational, or SRO or other similar non-governmental regulatory body.

                  "Insurance Laws" means all laws, rules and regulations applicable to the business of insurance and the regulation of insurance holding companies, whether domestic or foreign, and all applicable orders and directives of Governmental Authorities and market conduct recommendations resulting from market conduct examinations of Insurance Regulators.

                  "Insurance Regulators" means all Governmental Authorities regulating the business of insurance under the Insurance Laws.

                  "Lien" means, with respect to any property or asset (real or personal, tangible or intangible), any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

                  "Material Adverse Effect" means, with respect to NCRIC and PRA, as the case may be, a material adverse effect on the business, assets, properties, operations, or condition (financial or otherwise) or (insofar as can reasonably be foreseen) prospects (financial or otherwise) of such party and its Subsidiaries taken as a whole; provided that the following shall be excluded in any determination of Material Adverse Effect: (i) the payment and/or incurrence of transactional expenses by NCRIC, PRA, and NEWCO in connection with the Merger, to the extent having such an effect, (ii) any change in the value of the Investments of PRA or NCRIC, or any of their Subsidiaries, respectively, resulting from a change in interest rates generally,; (iii) announcement of this Agreement or transactions contemplated by this Agreement (including disruption in customer, agent or reinsurance relationships or loss of employees); (iv) acts of terrorism, war, armed hostilities or other international or natural calamity directly or indirectly involving the United States; (v) circumstances affecting the insurance industry or the medical malpractice industry generally (but only to the extent that such changes affect NCRIC and PRA in a substantially equivalent manner); (vi) changes in laws, regulations, or accounting or actuarial principles or practices (but only to the extent that such changes affect NCRIC and PRA in a substantially equivalent manner); (vii) litigation arising from or relating to this Agreement or the Merger including allegations of a breach of fiduciary duty or violation of securities laws; and (viii) with respect to NCRIC, (x) the establishment of any reserve in an amount up to $19.5 million, relating to the 2004 Judgment; (ix) any valuation allowance established in connection with the deferred tax assets reflected in its statement of condition as of December 31, 2004, and (z) any charge relating to the impairment of the goodwill reflected in its statement of condition as of December 31, 2004.

                  "Person"   means  an  individual,   corporation,   partnership
(general or limited), limited liability company, association, trust or other entity or organization, including any Governmental Authority.

                  "Subsidiary," when used with respect to any Person, means any corporation, partnership, limited liability company, association, trust or other entity or organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or in which a party has direct or indirect beneficial ownership (as defined in Rule 13d-3 of the SEC) of a majority of the voting stock or other equity interest of such entity.

                  The "2004 Judgment" means the verdict or any related judgment in NCRIC, Inc. v. Columbia Hospital for Women Medical Center, Inc. (Civil Action #00-0007308, Superior Court of District of Columbia, Civil Division).

(b) Set forth below is an index to the definitions set forth in this Agreement.

           TERM                                             SECTION

           2004 Judgment                                    9.18
           2004 NCRIC Balance Sheet                         3.7(d)
           2004 PRA Balance Sheet                           4.6(e)
           Acquisition Proposal                             6.11(c)
           Actuarial Report                                 5.1(c)
           Adjusted NCRIC Share Value                       1.7(b)(ii)
           Advisory Committee                               1.12(b)
           Agreement                                        Recitals
           Articles of Merger                               1.2
           Base Price                                       1.5(a)(iii)
           Blue Sky Filings                                 6.1(d)
           Certificate of Merger                            1.2
           Change of Control                                9.18(a)
           Claim                                            6.8(b)
           Closing                                          9.1
           Closing Date                                     9.1
           Closing Date NCRIC Disclosure Schedule           6.9(b)
           Closing Date PRA Disclosure Schedule             6.9(b)
           COBRA                                            3.14(c)
           Code                                             1.8
           Confidentiality Agreement                        6.3(a)
           Consulting Agreement                             1.12(a)
           Continuing Employees                             6.7(a)
           Continuing NCRIC Stock Award                     1.7(c)
           Continuing NCRIC Stock Option                    1.7(b)
           DGCL                                             1.1
           EDGAR                                            3.7(a)
           Effective Time                                   1.2
           Employee Plan                                    9.18(a)
           Environmental Laws                               9.18(a)
           Environmental Permits                            9.18(a)
           ERISA                                            3.14(a)
           Escrow Deposit                                   1.5(a)(iv)(C)

           Exchange Act                                     3.5(c)
           Exchange Agent                                   2.1
           Exchange Fund                                    2.2(a)
           Exchange Ratio                                   1.5(a)
           GAAP                                             3.3(b)
           Governmental Authority                           9.18(a)
           HIPPA                                            3.14(k)
           HSR Act                                          3.5(c)
           HSR Act Report                                   3.5(c)
           Insurance Laws                                   9.18(a)
           Insurance Premium Amount                         6.8(a)
           Insurance Regulators                             9.18(a)
           Intellectual Property                            3.19(a)
           IRS                                              3.13
           Lien                                             9.18(a)
           Litigation Adjustment                            1.5(a)(iv)
           Market Adjustment                                1.5(b)
           Market Value                                     1.5(b)
           Material Adverse Effect                          9.18(a)
           Merger                                           1.1
           Merger Consideration                             1.5(a)
           NAIC                                             3.5(c)
           NASD                                             3.5(c)
           New Certificates                                 2.2(b)
           NEWCO                                            Recitals
           NEWCO Common Stock                               4.3(b)
           NCRIC                                            Recitals
           NCRIC Acquisition Event                          8.5
           NCRIC Actuarial Analyses                         3.23(e)
           NCRIC Actuaries                                  3.23(e)
           NCRIC Advisory Committees                        1.12(b)
           NCRIC Award Plan                                 1.7(a)
           NCRIC Common Stock                               1.5(a)
           NCRIC Contract                                   3.17(a)
           NCRIC DCP                                        6.7(e)
           NCRIC Disclosure Schedule                        3
           NCRIC Employees                                  6.7(a)
           NCRIC Employee Plan                              3.14(a)
           NCRIC ESOP                                       1.5(d)
           NCRIC Filed SEC Reports                          3.7(a)
           NCRIC Holding Company Act Reports                3.6(c)
           NCRIC Insurance Policies                         3.12(a)
           NCRIC Insurance Subsidiaries                     3.2(b)
           NCRIC Option Plans                               1.7(a)
           NCRIC Personal Property Leases                   3.21(b)
           NCRIC Real Property                              3.20(a)

           NCRIC Real Property Leases                       3.20(a)
           NCRIC Recommendation Event                       8.1(e)
           NCRIC Regulatory Agreement                       3.16(b)
           NCRIC Reinsurance Treaties                       3.23(c)
           NCRIC Reserves                                   3.23(d)
           NCRIC SAP Statements                             3.6(a)
           NCRIC SEC Reports                                3.7(a)
           NCRIC Stock Awards                               1.7(a)
           NCRIC Stock Award Plans                          1.7(a)
           NCRIC Stock Options                              1.7(a)
           NCRIC Subsidiaries                               3.2(a)
           NYSE                                             3.5(c)
           Old Certificates                                 2.2(b)
           Person                                           9.18(a)
           Potential Acquirer                               6.11(a)
           PRA                                              Recitals
           PRA Acquisition Event                            8.5(b)
           PRA Common Stock                                 1.5(a)
           PRA Debentures                                   4.3(a)
           PRA Disclosure Schedule                          4
           PRA Filed SEC Reports                            4.6(a)
           PRA Holding Company Act Report                   4.5(c)
           PRA Insurance Subsidiaries                       4.2(b)
           PRA Regulatory Agreement                         4.9(g)
           PRA Reinsurance Treaties                         4.12(a)
           PRA Reserves                                     4.12(b)
           PRA SAP Statements                               4.5(a)
           PRA SEC Reports                                  4.6(a)
           PRA Subsidiaries                                 4.2(a)
           Practice Management Adjustment                   1.5(a)(v)
           Practice Management Business                     1.5(a)(v)
           Pre-Merger Notification Agencies                 3.5(c)
           Proxy Statement                                  3.5(c)
           Purchase Price                                   1.5(a)(ii)
           Requisite Regulatory Approvals                   7.1(d)
           S-4                                              3.5(c)
           SAP                                              3.6(b)
           SEC                                              3.5(c)
           Securities Act                                   3.5(c)
           SOX                                              3.7(a)
           SRO                                              3.5(c)
           Stockholders' Equity Determination Date          9.18
           Subsidiary                                       9.18(a)
           Tax or Taxes                                     3.13(a)
           Tax Return or Tax Returns                        3.13(a)
           WARN Act                                         3.15(e)

         IN WITNESS WHEREOF, PRA, NEWCO, and NCRIC have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                     PROASSURANCE CORPORATION,
                     a Delaware corporation


                     By:      /S/VICTOR T. ADAMO
                         -------------------------------------------------
                              Victor T. Adamo
                              President

                     NCRIC MERGER CORPORATION,
                     a Delaware corporation


                     By:      /S/VICTOR T. ADAMO
                         -------------------------------------------------
                              Victor T. Adamo
                              President


                     NCRIC GROUP, INC.,
                     a Delaware corporation


                     By:      /S/R. RAY PATE, JR.
                         -------------------------------------------------
                              R. Ray Pate, Jr.
                              President and Chief Executive Officer







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